Exhibit 99.1

CARMAX AUTO OWNER TRUST 2022-2,

as Issuer,

CARMAX AUTO FUNDING LLC,

as Depositor,

and

CARMAX BUSINESS SERVICES, LLC,

as Servicer

SALE AND SERVICING AGREEMENT

Dated as of April 1, 2022

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4.4	Simple Interest Advances and Unreimbursed Servicer Advances	22
4.5	Additional Deposits	23
4.6	Determination Date Calculations; Application of Available Funds	23
4.7	Reserve Account	25
4.8	Net Deposits	27
4.9	Statements to Noteholders and Certificateholders	27
4.10	Control of Securities Accounts	29

	ARTICLE V
	[RESERVED]

	ARTICLE VI
	THE DEPOSITOR

6.1	Representations and Warranties of Depositor	29
6.2	Liability of Depositor; Indemnities	31
6.3	Merger or Consolidation of, or Assumption of the Obligations of, Depositor	32
6.4	Limitation on Liability of Depositor and Others	33
6.5	Depositor May Own Notes or Certificates	33
6.6	Covenant With Respect To the Asset Representations Reviewer	33
6.7	Certain Limitations	33

	ARTICLE VII
	THE SERVICER

7.1	Representations and Warranties of Servicer	35
7.2	Liability of Servicer; Indemnities	37
7.3	Merger or Consolidation of, or Assumption of the Obligations of, Servicer	38
7.4	Limitation on Liability of Servicer and Others	38
7.5	Delegation of Duties	39
7.6	Servicer Not to Resign	39
7.7	Servicer May Own Notes or Certificates	39

	ARTICLE VIII
	SERVICING TERMINATION

8.1	Events of Servicing Termination	40
8.2	Indenture Trustee to Act; Appointment of Successor Servicer	42
8.3	Effect of Servicing Transfer	43
8.4	Notification to Noteholders, Certificateholders and Rating Agencies	44
8.5	Waiver of Past Events of Servicing Termination	44
8.6	Repayment of Advances	44

	ARTICLE IX
	TERMINATION

9.1	Optional Purchase of All Receivables	44
9.2	Termination of the Obligations	45

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	ARTICLE X
	MISCELLANEOUS PROVISIONS

10.1	Amendment	46
10.2	Protection of Title to Trust	48
10.3	GOVERNING LAW	50
10.4	Notices	50
10.5	Severability of Provisions	50
10.6	Assignment	51
10.7	Further Assurances	51
10.8	No Waiver; Cumulative Remedies	51
10.9	Third-Party Beneficiaries	51
10.10	Actions by Noteholder or Certificateholders	51
10.11	Counterparts and Electronic Signature	52
10.12	No Bankruptcy Petition	52
10.13	Limitation of Liability of Owner Trustee and Indenture Trustee	52
10.14	Regulation AB	53
10.15	Communications Regarding Demands to Repurchase Receivables	53
10.16	Legal Fees Associated with Indemnification	53
10.17	Responsible Officer	54

SCHEDULES

SCHEDULE 1 SCHEDULE 2	Receivable Schedule
Location of Receivable Files

EXHIBITS

EXHIBIT A	Form of Servicer’s Certificate
EXHIBIT B	Servicing Criteria to be Addressed in Assessment of Compliance

APPENDICES

APPENDIX A	Definitions

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SALE AND SERVICING AGREEMENT, dated as of April 1, 2022 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), among CARMAX AUTO OWNER TRUST 2022-2, a Delaware statutory trust (the “Trust” or the “Issuer”), CARMAX AUTO FUNDING LLC, a Delaware limited liability company (the “Depositor”), and CARMAX BUSINESS SERVICES, LLC, a Delaware limited liability company (“CarMax”), as servicer (in such capacity, the “Servicer”).

WHEREAS, the Trust desires to purchase certain motor vehicle retail installment sale contracts originated or acquired by CarMax in the ordinary course of business and sold to the Depositor as of the date hereof;

WHEREAS, the Depositor is willing to sell such contracts to the Trust as of the date hereof; and

WHEREAS, the Servicer is willing to service such contracts on behalf of the Trust;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions and Other Definitional Provisions.

(a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in Appendix A to this Agreement.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d) The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. The term “proceeds” shall have the meaning set forth in the Relevant UCC (unless otherwise defined herein). The term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

ARTICLE II

TRUST PROPERTY

2.1 Conveyance of Trust Property.

(a) In consideration of the Trust’s delivery to, or upon the written order of, the Depositor of authenticated Notes, in authorized denominations in aggregate principal amounts equal to the Initial Note Balance, and authenticated Certificates, the Depositor hereby irrevocably sells, transfers, assigns, sets over and otherwise conveys to the Trust, without recourse (subject to the obligations herein), all right, title and interest of the Depositor, whether now owned or hereafter acquired, in, to and under the following:

(i) the Receivables;

(ii) all amounts received on or in respect of the Receivables after the Cutoff Date;

(iii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any other interest of the Depositor in such Financed Vehicles;

(iv) all proceeds from claims on or refunds of premiums with respect to physical damage, theft, GAP, credit life or credit disability insurance policies relating to the Financed Vehicles or the Obligors;

(v) the Receivable Files;

(vi) the Collection Account, the Note Payment Account, the Certificate Payment Account and the Reserve Account and all amounts, securities, financial assets, investments and other property deposited in or credited to the Collection Account, the Note Payment Account and the Certificate Payment Account and all proceeds thereof;

(vii) all rights of the Depositor under the Receivables Purchase Agreement, including the right to require the Seller to repurchase Receivables from the Depositor;

(viii) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Trust; and

(ix) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property; all accounts, general intangibles, chattel paper, instruments, documents, money, investment property, deposit accounts, letters of credit, letter-of-credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations; and all other property which at any time constitutes all or part of or is included in the proceeds of any of the foregoing.

(b) The Depositor and the Trust intend that the transfer of the Trust Property contemplated by Section 2.1(a) constitute a sale of the Trust Property, conveying good title to the Trust Property, from the Depositor to the Trust. If such transfer is deemed to be a pledge to secure the payment of the Notes, however, the Depositor hereby grants to the Trust a first priority security interest in all of the Depositor’s right, title and interest in, to and under the Trust Property, and all proceeds thereof, to secure the payment of the Notes, and in such event, this Agreement shall constitute a security agreement under applicable law.

(c) The sale, transfer, assignment and conveyance of the Trust Property made under Section 2.1(a) shall not constitute and is not intended to result in an assumption by the Trust of any obligation of the Depositor or the Seller to the Obligors or any other Person in connection with the Receivables and the other Trust Property or any obligation of the Depositor or the Seller under any agreement, document or instrument related thereto.

2.2 Representations and Warranties from Receivables Purchase Agreement. The Seller has made to the Depositor the representations and warranties as to the Receivables and the pool of Receivables set forth in Sections 3.3 and 3.4 of the Receivables Purchase Agreement. The Trust shall be deemed to have relied on such representations and warranties in accepting the Receivables. The representations and warranties set forth in Section 3.3 and 3.4 of the Receivables Purchase Agreement speak as of the execution and delivery of this Agreement, except to the extent otherwise provided, but shall survive the sale, transfer, assignment and conveyance of the Receivables to the Trust pursuant to this Agreement and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture. Pursuant to Section 2.1, the Depositor has sold, transferred, assigned, set over and otherwise conveyed to the Trust, as part of the Trust Property, its rights under the Receivables Purchase Agreement, including its right to require the Seller to repurchase Receivables in accordance with the Receivables Purchase Agreement upon a breach of the representations and warranties set forth in Section 3.4 of the Receivables Purchase Agreement.

2.3 Representations and Warranties of the Depositor as to the Receivables and the Pool of Receivables.

(a) Representations and Warranties as to the Pool of Receivables. The Depositor makes the following representations and warranties as to the pool of Receivables on which the Trust shall be deemed to have relied in accepting the pool of Receivables. The representations and warranties speak as of the Closing Date, except to the extent otherwise provided, but shall survive the sale, transfer, assignment and conveyance of the pool of Receivables to the Trust pursuant to this Agreement and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture:

(i) Receivable Schedule. The representations and warranties set forth in Section 3.3(a) of the Receivables Purchase Agreement are true and correct in all material respects as of the Closing Date, except to the extent otherwise provided therein.

(ii) Security Interest Matters. This Agreement creates a valid and continuing “security interest” (as defined in the Relevant UCC) in the Receivables in favor of the Trust, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Depositor. The Receivables constitute “tangible chattel paper” or “electronic chattel paper” (each as defined in the Relevant UCC). The Depositor owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person. The Depositor has caused or will cause prior to the Closing Date the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law necessary to perfect the security interest in the Receivables granted to the Trust under this Agreement. Other than the security interest granted to the Trust under this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Receivables. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Trust under this Agreement or that has been terminated. The Depositor is not aware of any material judgment or tax lien filings against the Depositor. The security interest of the Seller in each Financed Vehicle has been validly assigned by the Depositor to the Trust. Neither the Depositor nor a custodian or vaulting agent thereof has communicated, nor will they communicate, an “authoritative copy” (as defined in the Relevant UCC) of any Receivable to any Person other than the Servicer, the Trust or the Indenture Trustee.

(iii) Financing Statements. All financing statements filed or to be filed against the Depositor in favor of the Indenture Trustee (as assignee of the Trust) contain a statement substantially to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee.”

(b) Representations and Warranties as to the Receivables. The Depositor makes the following representations and warranties as to the Receivables on which the Trust shall be deemed to have relied in accepting the pool of Receivables. The representations and warranties speak as of the Closing Date, except to the extent otherwise provided, but shall survive the sale, transfer, assignment and conveyance of the pool of Receivables to the Trust pursuant to this Agreement and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture:

(i) Characteristics of Receivables. The representations and warranties as to the Receivables set forth in Sections 3.4(a) through (d), (f), (h), (j), and (m) through (t) of the Receivables Purchase Agreement are true and correct as of the Closing Date, except to the extent otherwise provided therein.

(ii) Security Interest in Financed Vehicles. Immediately prior to the transfer of the Receivables by the Depositor to the Trust, each Receivable was secured by a valid, binding and enforceable first priority perfected security interest in favor of the Seller in the related Financed Vehicle, or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first priority security interest in favor of the Seller in the Financed Vehicle, which security interest has been validly assigned by the Seller to the Depositor pursuant to the Receivables Purchase Agreement and by the Depositor to the Trust hereunder.

(iii) No Waiver. No provision of any Receivable has been waived in such a manner that such Receivable fails to meet all of the representations and warranties made by the Depositor in this Section 2.3(b) with respect thereto.

(iv) No Liens. The Depositor has no knowledge of any liens or claims that have been filed, including liens for work, labor or materials or for unpaid State or federal taxes, relating to any Financed Vehicle that are prior to, or equal or coordinate with, the security interest in such Financed Vehicle created by the related Receivable.

(v) Title. Immediately prior to the transfer of the Receivables contemplated by Section 2.1(a), the Depositor had good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person and, immediately upon such transfer, the Trust shall have good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person, other than the Depositor pursuant to the Receivables Purchase Agreement. The Depositor has not sold, transferred, assigned or pledged any Receivable to any Person other than the Trust. The Depositor has not created, incurred or suffered to exist any Lien, encumbrance or security interest on any Receivable except for the Lien of the Receivables Purchase Agreement, this Agreement and the Indenture.

(vi) Valid Assignment. The Depositor has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of the Receivables.

2.4 Repurchase by Depositor upon Breach; Dispute Resolution.

(a) Investigation of Breach. If the Depositor (i) has knowledge of a breach of a representation or warranty made in Section 2.3(b), (ii) receives notice from the Trust, the Owner Trustee or the Indenture Trustee of a breach of a representation or warranty made in Section 2.3(b), (iii) receives a written request to repurchase a Receivable due to an alleged breach of a representation and warranty in Section 2.3(b) from the Owner Trustee, the Indenture Trustee, any Verified Note Owner or any Noteholder (which repurchase request shall provide sufficient detail so as to allow the Seller or the Depositor to reasonably investigate the alleged breach of the representations and warranties in Section 2.3(b); provided, that with respect to a repurchase request from a Noteholder or a Verified Note Owner, such repurchase request shall initially be provided to the Indenture Trustee) for a Receivable (each, a “Repurchase Request”) or (iv) receives a final report from the Asset Representations Reviewer that indicates that the Asset Representations Reviewer has determined that a test procedure under the Asset Representations Review Agreement has not been satisfied with respect to a representation or warranty set forth in Section 2.3(b) hereof or Section 3.4 of the Receivables Purchase Agreement for a Receivable, then, in each case, the Depositor will investigate the Receivable to confirm the breach and determine if the breach materially and adversely affects the interests of the Issuer or the Noteholders in any Receivable. None of the Servicer, the Issuer, the Owner Trustee, the Indenture Trustee, the Asset Representations Reviewer or the Administrator will have an obligation to investigate whether a breach of any representation or warranty has occurred or whether any Receivable is required to be repurchased under Section 2.4(b).

(b) Repurchase of Receivables. The Depositor, the Servicer or the Administrator (on behalf of the Trust), as the case may be, shall inform the other parties to this Agreement, the Seller and the Indenture Trustee promptly, in writing, upon the discovery of any breach or failure to be true of the representations and warranties set forth in Section 2.3(b). If such breach or failure shall not have been cured by the close of business on the last day of the Collection Period which includes the 60th day after the date on which the Depositor becomes aware of such breach or failure, and the Depositor determines that such breach or failure materially and adversely affects the interest of the Trust or the Noteholders in a Receivable, the Depositor shall repurchase such Receivable from the Trust on the Distribution Date immediately following such Collection Period. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure has not affected the ability of the Issuer to receive and retain payment in full on such Receivable. In consideration of the repurchase of a Receivable hereunder, the Depositor shall remit the Purchase Amount of such Receivable in the manner specified in Section 4.5. Upon any such repurchase, the Trust shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Depositor, without recourse, representation or warranty, all of the right, title and interest of the Trust in, to and under such repurchased Receivable and all other related assets described in Section 2.1(a). The Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Depositor to effect the conveyance of such Receivable pursuant to this Section 2.4(b). The sole remedy of the Trust with respect to a breach of the Depositor’s representations and warranties set forth in Section 2.3(b) shall be to require the Depositor to repurchase Receivables pursuant to this Section 2.4(b).

(c) Unfulfilled Repurchase Demands. In the event the Depositor fails to repurchase a Receivable pursuant to Section 2.4(b), or fails to cause the Seller to repurchase a Receivable pursuant to Section 3.5(c) of the Receivables Purchase Agreement, within 180 days of the delivery of a Repurchase Request and such Repurchase Request has not been resolved, the alleged breach has not otherwise been cured or the related Receivable has not otherwise been repurchased, paid-off or otherwise satisfied, the party that provided the Repurchase Request pursuant to Section 2.4(a) (the “Requesting Party”) may refer the Repurchase Request to an ADR Proceeding, at its discretion, pursuant to Section 2.4(d) by filing in accordance with ADR Rules and providing a notice to the Depositor and the Seller; provided, however, that any such referral of a Repurchase Request shall be made (i) within the applicable statute of limitations period and (ii) within 30 days of the delivery of the Repurchase Response Notice indicating that the related Repurchase Request has not been resolved. The Indenture Trustee shall have no obligation to pursue or otherwise be involved in resolving any Repurchase Request, including any such request that is the subject of an ADR Proceeding, unless it is directed to do so by Noteholders or Note Owners of at least 5% of the Controlling Class, and such Noteholders or Note Owners shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such direction. For the avoidance of doubt, if the Indenture Trustee does not agree to pursue or otherwise be involved in resolving any Repurchase Request, the related Noteholder or Verified Note Owner may independently pursue dispute resolution in respect of such Repurchase Request in accordance with Section 2.4(d). The Indenture Trustee shall be under no obligation to monitor repurchase activity or to independently determine which Repurchase Requests remain unresolved after 180 days.

(d) Dispute Resolution.

(i) General. If a Requesting Party provides notice of a referral of a Repurchase Request to an ADR Proceeding, the Depositor shall have at least 30 days to respond to such notice. Each ADR Proceeding shall take place in New York, New York. Under no circumstances will the Indenture Trustee, in its individual capacity, be liable for any costs, expenses and/or liabilities that could be allocated to the Requesting Party in any ADR Proceeding.

(ii) Confidentiality. Neither the Depositor nor the Seller will be required to produce personally identifiable customer information for purposes of any mediation or arbitration. The existence and details of any unresolved Repurchase Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding will be confidential, privileged and inadmissible for any purpose in any other mediation, arbitration, litigation or other proceeding. The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party’s attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section 2.4(d)), except as required by law, regulatory requirement or court order. If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information. Nothing in this Section 2.4(d)(ii) shall prevent the Noteholders or Note Owners from exercising their rights under Section 7.5(b) of the Indenture or the Servicer or the Depositor from complying with its disclosure requirements under Item 1121 of Regulation AB.

(iii) Mediation. If the Requesting Party chooses to refer the Repurchase Request to Mediation, the following provisions shall apply:

(1) The Depositor and the Requesting Party shall agree on a neutral mediator within 15 days of the acknowledgement of the notice set forth in Section 2.4(d)(i); provided, that the mediator shall satisfy each of the following conditions:

a. the mediator shall be selected from a list of neutral mediators maintained by the ADR Facilitator;

b. the mediator shall be an attorney admitted to practice law in the State of New York; and

c. the mediator shall be an attorney specializing in commercial litigation with at least 15 years of experience;

provided, however, that if the Depositor and the Requesting Party do not agree on a mediator, a mediator shall be selected by the ADR Facilitator in accordance with ADR Rules for appointment of a mediator.

(2) The Mediation shall commence no later than 15 Business Days following selection of a mediator, and shall conclude within 30 days of the start of Mediation.

(3) The Depositor and the Requesting Party shall mutually agree upon the allocation of the expenses incurred in connection with the Mediation; provided, however, that if the Depositor and the Requesting Party do not agree on the allocation of expenses, the expenses shall be determined in accordance with ADR Rules.

(4) If the Depositor and the Requesting Party fail to agree at the completion of the Mediation, the Requesting Party may submit the Repurchase Request to Arbitration in accordance with Section 2.4(d)(iv) or may seek adjudication of the Repurchase Request in court.

(iv) Arbitration. If the Requesting Party refers the Repurchase Request to Arbitration, the following provisions shall apply:

(1) The Depositor shall provide a notice of the commencement of such Arbitration and instructions for other Noteholders or Note Owners to participate in such Arbitration to the Servicer for inclusion in the Form 10-D related to the monthly period in which the arbitration proceeding commences.

(2) The Repurchase Request shall be referred to a panel of three arbitrators (the “Panel”) to be selected in accordance with the ADR Rules; provided, that each arbitrator shall satisfy each of the following conditions: (i) the arbitrator shall be selected from a list of neutral arbitrators maintained by the ADR Facilitator, (ii) the arbitrator shall be an attorney admitted to practice law in the State of New York; and (iii) the arbitrator shall be an attorney specializing in commercial litigation with at least 15 years of experience.

(3) The following procedural time limits shall apply to the Arbitration:

a. discovery shall be completed within 30 days of appointment of the third arbitrator;

b. the evidentiary hearing on the merits shall commence no later than 60 days following the appointment of the third arbitrator, and shall proceed for no more than 10 consecutive business days with equal time allotted to each side for the presentation of direct evidence and cross examination; and

c. the Panel shall render its decision on the Repurchase Request within 90 days of the selection of the panel;

provided, that in each case, the Panel may modify such limits if, based on the facts and circumstances of the particular dispute, good cause exists, there is an unavoidable delay or with the consent of all of the parties.

(4) The following limitations on the Arbitration proceeding shall apply:

a. each party shall be limited to two witness depositions not to exceed five hours;

b. each party shall be limited to two interrogatories;

c. each party shall be limited to one document request; and

d. each party shall be limited to one request for admissions;

provided, that in each case, the Panel may modify such time limits if, based on the facts and circumstances of the particular dispute, good cause exists, there is an unavoidable delay or with the consent of all of the parties.

(5) Any briefs submitted in the Arbitration shall be no more than 10 pages each and shall be limited to (i) initial statements of the case, (ii) discovery motions and (iii) a pre-hearing brief.

(6) The Panel shall decide the Repurchase Request in accordance with this Agreement and the Receivables Purchase Agreement, including the provisions set forth in Section 10.3, including choice-of-law provisions, and may not modify or change the Transaction Documents in any way or award remedies not consistent with the Transaction Documents.

(7) The Panel shall not be permitted to award punitive or special damages.

(8) The Panel shall determine the allocation of the expenses of the Arbitration, including attorneys’ fees, between the Depositor and the Requesting Party.

(9) Judgment on the award will be entered in any court having jurisdiction.

(10) Once the Panel makes a decision with respect to a Receivable, such decision shall be binding on the Trust and each other party identified or described in the Receivables Purchase Agreement or the other Transaction Documents as having an interest as owner, trustee, secured party or holder of the Receivables, Notes or Certificates as to such Receivable, and such Receivable may not be subject to an additional ADR Proceeding. By selecting Arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

2.5 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer as its agent, and the Servicer hereby accepts such appointment, to act as custodian on behalf of the Trust and the Indenture Trustee of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Trust pursuant to the Indenture with respect to each Receivable (collectively, a “Receivable File”):

(i) the original, executed copy of such Receivable, or a single “authoritative copy” (as defined in the Relevant UCC), as applicable;

(ii) the original credit application with respect to such Receivable fully executed by the related Obligor or a photocopy thereof or a record thereof on a computer file or disc or on microfiche;

(iii) the original certificate of title for the related Financed Vehicle or such other documents that the Seller or the Servicer shall keep on file, in accordance with its customary practices and procedures, evidencing the security interest of the Seller in such Financed Vehicle;

(iv) documents evidencing the commitment of the related Obligor to maintain physical damage insurance covering the related Financed Vehicle; and

(v) any and all other documents (including any computer file or disc or microfiche) that the Seller or the Servicer shall keep on file, in accordance with its customary practices and procedures, relating to such Receivable, the related Obligor or the related Financed Vehicle.

The Servicer hereby acknowledges receipt, on behalf of the Trust and the Indenture Trustee, of all the documents and instruments necessary for the Servicer to act as the agent of the Trust and the Indenture Trustee for the purposes set forth in this Section 2.5, including the documents referred to herein.

2.6 Duties of Servicer as Custodian.

(a) Safekeeping. The Servicer, in its capacity as custodian, shall hold, or maintain, as applicable, the Receivable Files for the benefit of the Trust and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Servicer and the Trust to comply with the terms and provisions of this Agreement, the Indenture Trustee to comply with the terms and conditions of the Indenture and the Asset Representations Reviewer to comply with the terms and conditions of the Asset Representations Review Agreement. In performing its duties as custodian, the Servicer shall act in accordance with its customary servicing practices, using the degree of skill and attention that the Servicer exercises with respect to the files relating to comparable motor vehicle retail installment sale contracts that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, in accordance with its customary practices and procedures, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Trust or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping. The Servicer shall promptly report to the Owner Trustee and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trust, the Owner Trustee or the Indenture Trustee of the Receivable Files, and none of the Trust, the Owner Trustee or the Indenture Trustee shall be liable or responsible for any action or failure to act by the Servicer in its capacity as custodian hereunder.

(b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of the locations listed in Schedule 2 or at such other location as shall be specified to the Trust, the Owner Trustee and the Indenture Trustee by written notice not later than ninety (90) days after any change in location. The Servicer shall make available to the Trust, the Owner Trustee, the Indenture Trustee and, to the extent the Servicer shall have received an Asset Representations Review Notice, the Asset Representations Reviewer, or its duly authorized representatives, attorneys or auditors, a list of locations of the Receivable Files, the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer, at such times as the Trust or the Indenture Trustee shall instruct.

(c) Release of Documents. As soon as practicable after receiving written instructions from the Indenture Trustee or, to the extent the Servicer shall have received an Asset Representations Review Notice, from the Asset Representations Reviewer, the Servicer shall release any document in the Receivable Files to the Indenture Trustee or the Asset Representations Reviewer or such Person’s agent or designee, as the case may be, at such place as the Indenture Trustee or the Asset Representations Reviewer may reasonably designate.

(d) Title to Receivables. The Servicer shall not at any time have or in any way attempt to assert any interest in any Receivable held by it as custodian hereunder or in the related Receivable File other than for collecting or enforcing such Receivable for the benefit of the Trust. The entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Trust.

2.7 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer. A certified copy of excerpts of authorizing resolutions of the Board of Directors of the Indenture Trustee shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Indenture Trustee.

2.8 Indemnification by the Custodian. The Servicer, in its capacity as custodian, shall indemnify and hold harmless the Trust, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents from and against any and all liabilities, obligations, losses, compensatory damages, payments, claims, actions, suits, costs or expenses (including legal fees if any) of any kind whatsoever that may be imposed on, incurred or asserted against the Trust, the Owner Trustee or the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any act or omission by the Servicer relating to the maintenance and custody of the Receivable Files, including those incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification; provided, however, that the Servicer shall not be liable hereunder to the Owner Trustee or the Indenture Trustee, as applicable, to the extent that such liabilities, obligations, losses, compensatory damages, payments, claims, actions, suits, costs or expenses result from the willful misfeasance, bad faith or negligence of the Owner Trustee or the Indenture Trustee, as applicable.

2.9 Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 2.9. If the Servicer shall resign as Servicer under Section 7.6, or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.1, the appointment of the Servicer as custodian hereunder may be terminated (i) by the Trust, with the consent of the Indenture Trustee, (ii) by the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class or, if the Notes have been paid in full, by the Holders of Certificates evidencing not less than 25% of the aggregate Certificate

Percentage Interest or (iii) by the Owner Trustee, with the consent of the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class, in each case by notice then given in writing to the Depositor and the Servicer (with a copy to the Indenture Trustee and the Owner Trustee if given by the Noteholders or the Certificateholders). As soon as practicable after any termination of such appointment, the Servicer shall deliver, or cause to be delivered, the Receivable Files and the related accounts and records maintained by the Servicer to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place as the Indenture Trustee may reasonably designate or, if the Notes have been paid in full, at such place as the Owner Trustee may reasonably designate.

ARTICLE III

ADMINISTRATION AND SERVICING OF RECEIVABLES AND

OTHER TRUST PROPERTY

3.1 Duties of Servicer. The Servicer shall administer the Receivables with reasonable care. The Servicer’s duties shall include, but not be limited to, the collection and posting of all payments, responding to inquiries by Obligors on the Receivables, or by federal, State or local governmental authorities, investigating delinquencies, reporting federal income tax information to Obligors, furnishing monthly and annual statements to the Administrator, the Owner Trustee and the Indenture Trustee with respect to distributions and providing collection and repossession services in the event of Obligor default. In performing its duties as Servicer hereunder, the Servicer shall service the Receivables in accordance with its customary servicing practices, using the degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle retail installment sale contracts that it services for itself or others. The Servicer will have full power and authority to do any and all things in connection with managing, servicing, administration and collection of the Receivables that it may deem necessary or desirable. Subject to the foregoing and to Section 3.2, the Servicer shall follow its customary standards, policies, practices and procedures in performing its duties hereunder as Servicer. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Depositor, the Trust, the Administrator, the Owner Trustee, the Indenture Trustee, the Certificateholders, the Noteholders or any one or more of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or the Financed Vehicles, all in accordance with this Agreement; provided, however, that, notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance (including accrued interest) of any Receivable from the related Obligor, except in connection with a de minimis deficiency which the Servicer would not attempt to collect in accordance with its customary procedures, in which event the Servicer shall indemnify the Trust for such deficiency. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer, which assignment shall be solely for purposes of collection. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Trust shall (or the Administrator on behalf of the Trust shall), at the Servicer’s expense and written direction, take steps to enforce such Receivable, including bringing suit in its name or the names of the Indenture Trustee, the

Certificateholders, the Noteholders or any of them. The Trust shall execute and deliver to the Servicer any powers of attorney and other documents as shall be prepared by the Servicer and reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Trust all licenses, if any, required by the laws of any jurisdiction to be held by the Trust in connection with ownership of the Receivables and shall make all filings and pay all fees as may be required in connection therewith during the term hereof. If the Servicer fails to perform its obligations under this Agreement and the Indenture Trustee or any other successor Servicer is appointed as Servicer in accordance with Section 8.2, such successor Servicer shall be responsible for the Servicer’s duties under this Agreement except as specified in Section 8.2; provided, however, that such successor Servicer shall not be liable for the terminated Servicer’s failure to perform such obligations. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, the Servicer shall not be liable for any failure or delay in the performance of its obligations or the taking of any action hereunder or under any other Transaction Document (and such failure or delay shall not constitute a breach of any Transaction Document or an Event of Servicing Termination) if such failure or delay arises from compliance by the Servicer with any law or court order, the direction of a regulatory authority or regulatory guidance.

3.2 Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due in accordance with the standard of care required by Section 3.1. The Servicer shall allocate collections on or in respect of the Receivables between principal and interest in accordance with the customary servicing practices and procedures it follows with respect to all comparable motor vehicle retail installment sale contracts that it services for itself or others. The Servicer may grant extensions, rebates, deferrals, amendments, modifications, temporary reductions in payments or adjustments with respect to any Receivable in accordance with its customary servicing practices; provided, however, that if the Servicer (i) extends the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period immediately prior to the Final Scheduled Maturity Date or (ii) reduces the APR or unpaid principal balance with respect to any Receivable, other than as required by applicable law (including, without limitation, by the Servicemembers Civil Relief Act) or court order or at the direction of a regulatory authority or in accordance with regulatory guidance, it will promptly purchase such Receivable in the manner provided in Section 3.7. The Servicer may, in its discretion (but only in accordance with its customary standards, policies, practices and procedures), waive any late payment charge or any other fee that may be collected in the ordinary course of servicing a Receivable.

3.3 Realization upon Receivables. The Servicer shall use reasonable efforts on behalf of the Trust, in accordance with the standard of care required under Section 3.1, to repossess or otherwise convert the ownership of each Financed Vehicle securing a Defaulted Receivable; provided, however, that the Servicer may elect not to repossess a Financed Vehicle if in its sole discretion it determines that repossession will not increase the aggregate Liquidation Proceeds or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance or that repossessing such Financed Vehicle would otherwise not be consistent with the Servicer’s customary servicing practices. In taking such action, the Servicer shall follow such customary practices and procedures as it shall deem necessary or advisable in its servicing of comparable motor vehicle retail installment sale contracts and as are otherwise consistent with the standard of care required under Section 3.1. The Servicer shall be entitled to recover all reasonable expenses, including external costs of collection, incurred by it in connection with collection of any Defaulted Receivables and in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle and any deficiency obtained from the related Obligor. If a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds received with respect to the related Receivable.

3.4 Physical Damage Insurance. The Servicer shall follow its customary practices and procedures to determine whether or not each Obligor shall have maintained physical damage insurance covering the related Financed Vehicle.

3.5 Maintenance of Security Interests in Financed Vehicles. The Servicer shall take such steps, in accordance with the standard of care required under Section 3.1, as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle at all times. The Trust hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to re-perfect such security interest on behalf of the Trust and the Indenture Trustee in the event the Servicer receives notice of, or otherwise has actual knowledge of, the fact that such security interest is not perfected as a result of the relocation of a Financed Vehicle or for any other reason. The Servicer shall not release, in whole or in part, any security interest in a Financed Vehicle created by the related Receivable except as permitted herein or in accordance with its customary standards, policies, practices and procedures.

3.6 Amendment of Receivable Terms. The Servicer shall not impair in any material respect the rights of the Depositor, the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders in the Receivables or, except as permitted under Section 3.2, otherwise amend or alter the terms of the Receivables if, as a result of such amendment or alteration, the interests of the Depositor, the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders hereunder would be materially adversely affected.

3.7 Purchase by Servicer upon Breach. The Depositor, the Servicer or the Administrator (on behalf of the Trust), as the case may be, shall inform the other parties to this Agreement, the Seller and the Indenture Trustee promptly, in writing, upon the discovery of any breach of Sections 3.2, 3.5 or 3.6. If such breach shall not have been cured by the close of business on the last day of the Collection Period which includes the 60th day after the date on which the Servicer becomes aware of, or receives written notice from the Depositor or the Administrator (on behalf of the Trust) of, such breach, and such breach materially and adversely affects the interest of the Trust in a Receivable, the Servicer shall purchase such Receivable from the Trust on the Distribution Date following such Collection Period; provided, however, that with respect to a breach of Section 3.2, the Servicer shall purchase the affected Receivable from the Trust at the end of the Collection Period in which such breach occurs. Any such breach or failure will be deemed not to have a material and adverse effect if such breach or failure has not affected the ability of the Issuer to receive and retain payment in full on such Receivable. In consideration of the purchase of a Receivable hereunder, the Servicer shall remit the Purchase Amount of such Receivable in the manner specified in Section 4.5. The sole remedy of the Trust, the Administrator, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders with respect to a breach of Sections 3.2, 3.5 or 3.6 shall be to require the Servicer to purchase Receivables pursuant to this Section 3.7. None of the Administrator, the Owner Trustee or the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section 3.7.

3.8 Servicing Compensation and Reimbursement.

(a) Servicing Fee. The Servicer shall receive the Monthly Servicing Fee for servicing the Receivables. The Monthly Servicing Fee for any Collection Period shall equal the product of one-twelfth (1/12) of the Servicing Rate and the Pool Balance as of the first day of such Collection Period (or, in the case of the initial Collection Period, as of the Cutoff Date); provided, however, that the Monthly Servicing Fee payable to a successor Servicer other than the Indenture Trustee may equal such other amount as may be determined in accordance with Section 8.2(a). The Servicer shall also be entitled to all Supplemental Servicing Fees collected (from whatever source) on the Receivables. The Servicer shall pay all expenses incurred by it in connection with its activities hereunder (including the fees and expenses of the Owner Trustee, including reasonable fees and expenses of its attorneys and any custodian appointed by the Owner Trustee, the fees and expenses of independent accountants, agents and other experts as such trustee may employ in connection with the exercise and performance of its rights and its duties under the Transaction Documents, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to the Certificateholders and the Noteholders, and the fees, expenses and other amounts owing to the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement), except expenses incurred in connection with realizing upon Receivables under Section 3.3.

(b) Reimbursement. On each Payment Date, the Indenture Trustee shall remit to the Servicer an amount equal to any funds deposited in the Collection Account during any preceding Collection Period (and not previously included in any amounts paid to the Servicer under this Section 3.8(b)) that constitute Unrelated Amounts. Unrelated Amounts to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date pursuant to Section 2.8(a) and Section 5.4(b) of the Indenture upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee. The Servicer may deduct from Available Collections all Unrelated Amounts to the extent such Unrelated Amounts have not been previously reimbursed to the Servicer.

3.9 Monthly Servicer’s Certificate. On or before the Determination Date immediately preceding each Distribution Date, the Servicer shall deliver to the Depositor, the Seller, the Owner Trustee, the Indenture Trustee and each Paying Agent, with a copy to the Rating Agencies, a certificate of a Servicing Officer substantially in the form of Exhibit A (a “Servicer’s Certificate”) and attached to a Servicer’s report containing all information necessary to make the transfers and distributions pursuant to Sections 4.5, 4.6 and 4.7, together with the written statements to be furnished by the Indenture Trustee to the Certificateholders pursuant to

Section 4.9 and by the Indenture Trustee to the Noteholders pursuant to Section 4.9 and pursuant to Section 6.6 of the Indenture. The Servicer shall separately identify (by account number) in a written notice to the Depositor, the Owner Trustee and the Indenture Trustee the Receivables to be repurchased by the Depositor or to be purchased by the Servicer, as the case may be, on the Business Day preceding such Distribution Date, and, upon request of one of the foregoing parties, each Receivable which became a Defaulted Receivable during the related Collection Period. The Servicer shall deliver to the Rating Agencies any information, to the extent it is available to the Servicer, that the Rating Agencies reasonably request (and the initial Servicer shall specify in writing to the successor Servicer any such requests that remain unsatisfied during the servicing transition to the successor Servicer) in order to monitor the Trust.

3.10 Annual Servicing Report; Annual Compliance Statement; Notice of Event of Servicing Termination.

(a) On or before May 31 of each year (commencing with the year 2022), the Servicer shall deliver to the Depositor, the Owner Trustee and the Indenture Trustee a report regarding its assessment of compliance with the servicing criteria specified in Item 1122(d) of Regulation AB as of the end of and for the preceding Trust Fiscal Year (or, in the case of the report to be delivered in the year 2022, as of the end of and for the period beginning on the Closing Date and ending on the last day of February 2022) that satisfies the requirements of Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. A copy of such report may be obtained by any Certificateholder by a request in writing to the Owner Trustee, addressed to the applicable Corporate Trust Office, or by any Noteholder or Person certifying that it is a Note Owner by accessing the Indenture Trustee’s website at https://pivot.usbank.com.

(b) On or before May 31 of each year (commencing with the year 2022), the Servicer shall deliver to the Depositor, the Owner Trustee and the Indenture Trustee an Officer’s Certificate stating, as to the officer signing such Officer’s Certificate, that:

(i) a review of the activities of the Servicer during the preceding Trust Fiscal Year (or, in the case of the Officer’s Certificate to be delivered in the year 2022, during the period beginning on the Closing Date and ending on the last day of February 2022) and of its performance under this Agreement has been made under such officer’s supervision; and

(ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such Trust Fiscal Year (or, in the case of the Officer’s Certificate to be delivered in the year 2022, throughout the period beginning on the Closing Date and ending on the last day of February 2022) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Owner Trustee, or by any Noteholder or Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office.

(c) The Servicer shall deliver to the Depositor, the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, an Officer’s Certificate specifying any event which constitutes or, with the giving of notice or lapse of time or both, would become an Event of Servicing Termination.

3.11 Annual Public Accounting Firm Report. On or before May 31 of each year (commencing with the year 2022), the Servicer shall cause a registered public accounting firm to deliver to the Depositor, the Owner Trustee and the Indenture Trustee a report addressed to the Board of Directors of the Servicer that attests to, and reports on, the Servicer’s assessment of compliance with the servicing criteria specified in Item 1122(d) of Regulation AB with respect to the preceding Trust Fiscal Year (or, in the case of the report to be delivered in the year 2022, with respect to the period beginning on the Closing Date and ending on the last day of February 2022) and that otherwise satisfies the requirements of Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. A copy of such report may be obtained by any Certificateholder by a request in writing to the Owner Trustee, or by any Noteholder or Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office.

3.12 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide the Depositor, the Owner Trustee, the Indenture Trustee, to the extent the Servicer shall have received an Asset Representations Review Notice, the Asset Representations Reviewer, the Certificateholders and the Noteholders with access to the Receivable Files in the cases where the Depositor, the Owner Trustee, the Indenture Trustee, the Asset Representations Reviewer, the Certificateholders or the Noteholders shall be required by applicable statutes, regulations or the provisions of any Transaction Document to have access to such documentation. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 3.12. Each Certificateholder or Noteholder, by its acceptance of a Certificate or a Note, as the case may be, shall be deemed to have agreed to keep any information obtained by it pursuant to this Section 3.12 confidential, except as may be required by applicable law.

3.13 Reports to the Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports and any asset-level data file and asset-related document on Form ABS-EE required to be filed under the provisions of the Exchange Act and the rules and regulations of the Commission thereunder. The Servicer shall, or shall cause the Administrator to, prepare, execute and deliver all certificates and other documents required to be delivered by the Trust pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder. The Depositor shall, at its expense, cooperate in any reasonable request made by the Servicer in connection with such filings. The Servicer shall provide or cause to be provided to the Depositor copies of all documents filed by the Servicer after the Closing Date with the Commission pursuant to the Securities Act or the Exchange Act that relate specifically to the Trust, the Notes or the Certificates.

3.14 Reports to Rating Agencies. The Servicer shall deliver to each Rating Agency, at such address as such Rating Agency may request, a copy of all reports or notices furnished or delivered pursuant to this Article III and a copy of any amendments, supplements or modifications to this Agreement and any other information reasonably requested by such Rating Agency to monitor this transaction. If CarMax is no longer the Servicer, the successor Servicer shall provide any required Rating Agency notices, reports or other communications to the Depositor, who promptly shall provide such notices, reports or communications to the Rating Agencies.

3.15 Communications Between Noteholders. The Servicer will comply with its obligations under Section 7.5(b) of the Indenture to include in the Form 10-D filed by the Issuer with the Commission for the Collection Period the information described in such Section.

ARTICLE IV

DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO

NOTEHOLDERS AND CERTIFICATEHOLDERS

4.1 Accounts.

(a) The Servicer shall establish, on or before the Closing Date, and maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Securities Intermediary) a segregated trust account designated as the Collection Account (the “Collection Account”). The Collection Account shall be held in trust for the benefit of the Noteholders, and the Certificateholders. The Collection Account shall be under the sole dominion and control of the Indenture Trustee; provided, however, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Collection Account in accordance with this Agreement, the Indenture and the Trust Agreement. All monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement. All deposits to and withdrawals from the Collection Account shall be made only upon the terms and conditions of the Transaction Documents.

If the Servicer is required to remit collections on a daily basis pursuant to the first sentence of Section 4.2, all amounts held in the Collection Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Collection Account in Permitted Investments that mature not later than the Business Day preceding the Distribution Date following the Collection Period during which such investment is made. Each of the Permitted Investments may be purchased by the Indenture Trustee or through an Affiliate of the Indenture Trustee. All such Permitted Investments shall be held to maturity. If the Collection Account is no longer to be maintained at the Securities Intermediary, the Servicer shall, with the Indenture Trustee’s assistance as necessary, promptly (and in any case within ten (10) calendar days or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency shall consent) cause the Collection Account to be moved to an Eligible Institution. The Servicer shall promptly notify the Indenture Trustee and the Owner Trustee of any change in the account number or location of the Collection Account.

(b) The Servicer shall establish, on or before the Closing Date, and maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Securities Intermediary) a segregated trust account designated as the Note Payment Account (the “Note Payment Account”). The Note Payment Account shall be held in trust for the benefit of the Noteholders. The Note Payment Account shall be under the sole dominion and control of the Indenture Trustee; provided, however, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Note Payment Account in accordance with this Agreement and the Indenture. All monies deposited from time to time in the Note Payment Account pursuant to this Agreement and the Indenture shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement and the Indenture. The amounts on deposit in the Note Payment Account shall not be invested. If the Note Payment Account is no longer to be maintained at the Securities Intermediary, the Servicer shall, with the Indenture Trustee’s assistance as necessary, promptly (and in any case within ten (10) calendar days or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent) cause the Note Payment Account to be moved to an Eligible Institution. The Servicer shall promptly notify the Indenture Trustee and the Owner Trustee of any change in the account number or location of the Note Payment Account.

(c) The Servicer shall establish, on or before the Closing Date, and maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Securities Intermediary) a segregated trust account designated as the “CarMax Auto Owner Trust 2022-2 Trust Account” (the “Certificate Payment Account”). The Certificate Payment Account shall be held in trust for the benefit of the Certificateholders. The Certificate Payment Account shall be under the sole dominion and control of the Indenture Trustee; provided, however, that the Servicer may direct the Indenture Trustee in writing to make deposits to the Certificate Payment Account in accordance with this Agreement and the Indenture and may direct the Indenture Trustee to make withdrawals from the Certificate Payment Account in accordance with this Agreement and the Trust Agreement. All monies deposited from time to time in the Certificate Payment Account pursuant to this Agreement and the Indenture shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement and the Trust Agreement. The amounts on deposit in the Certificate Payment Account shall not be invested. If the Certificate Payment Account is no longer to be maintained at the Securities Intermediary, the Servicer shall, with the Indenture Trustee’s assistance as necessary, promptly (and in any case within ten (10) calendar days or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent) cause the Certificate Payment Account to be moved to an Eligible Institution. The Servicer shall promptly notify the Indenture Trustee and the Owner Trustee in writing of any change in the account number or location of the Certificate Payment Account.

(d) If, on any Distribution Date, the aggregate amount on deposit in the Collection Account and the Reserve Account equals or exceeds the sum of (i) the Note Balance as of the day preceding such Distribution Date, (ii) the Total Note Interest for each Class of Notes for such Distribution Date, (iii) the Total Servicing Fee for the preceding Collection Period, any Unreimbursed Servicer Advances and any Unrelated Amounts for the preceding Collection Period and (iv) all amounts due to the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement not previously paid by the Servicer, then the Servicer shall instruct the Indenture Trustee to (A) transfer all amounts on deposit in the Reserve Account on such Distribution Date from the Reserve Account to the Collection Account and (B) include such amounts in Available Funds for purposes of application pursuant to Section 2.8(a) of the Indenture on such Distribution Date (except that (i) no distribution will be made to the Reserve Account pursuant to Section 2.8(a)(xi) of the Indenture, (ii) for purposes of Section 2.8(a)(xii) of the Indenture, the “Regular Principal Distributable Amount” for such Distribution Date shall be equal to the amount necessary to pay the principal amount of the Notes in full and (iii) amounts withdrawn from the Reserve Account will not be used to reimburse any Unreimbursed Servicer Advances, Unrelated Amounts or be paid to CarMax or any of its Affiliates in respect of the Total Servicing Fee owing to the Servicer to the extent that CarMax or any of its affiliates is the Servicer).

(e) On or before the Closing Date, the Servicer shall cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, a settlement account which will be used to facilitate the wire transfer of the offering proceeds of the Notes on the Closing Date. The Indenture Trustee shall deposit and distribute amounts in such settlement account on or before the Closing Date in accordance with the written direction by or on behalf of the Servicer. Such settlement account will be closed by the Indenture Trustee not later than thirty (30) days following the Closing Date.

(f) The Servicer shall have the power, revocable by the Indenture Trustee or by the Trust with the consent of the Indenture Trustee, in each case at the written direction of the Holders of the Notes evidencing not less than 51% of the Note Balance of the Controlling Class, to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account, the Note Payment Account, the Reserve Account and the Certificate Payment Account for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or under the Trust Agreement or permitting the Indenture Trustee to carry out its duties under the Indenture.

4.2 Collections. The Servicer shall remit to the Collection Account all amounts (excluding, for the avoidance of doubt, any Supplemental Servicing Fees) received by the Servicer on or in respect of the Receivables (including Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable)) but excluding payments with respect to Purchased Receivables) as soon as practicable and in no event after the close of business on the second Business Day after such receipt; provided, however, that for so long as (i) CarMax is the Servicer, (ii) no Event of Servicing Termination shall have occurred and be continuing and (iii) CarMax’s short-term unsecured debt is rated at least “A-1” by S&P Global Ratings and “P-1” by Moody’s (the “Monthly Remittance Condition”), the Servicer may remit any such amounts received during any Collection Period to the Collection Account in immediately available funds on the Business Day preceding the Distribution Date following such Collection Period (it being understood that the Monthly Remittance Condition has not been satisfied as of the Closing Date); provided further, that if any such amounts (including Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable)) are received in respect of a Receivable as to which there is an unreimbursed Simple Interest Advance, the Servicer shall retain such amounts to the extent of such unreimbursed Simple Interest Advance (and shall apply the amount retained to reimburse itself for such unreimbursed Simple Interest Advance) and shall remit the balance of such amounts to the Collection Account; and, provided further, that the Servicer shall, if it determines that it has made an Unreimbursed Servicer Advance, retain amounts received on or in respect of the Receivables to the extent set forth in Section 4.4(b). The Owner Trustee and the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clauses (ii) or (iii) of the definition of Monthly Remittance Condition that would require daily remittance by the Servicer to the Collection Account unless the Owner Trustee or the Indenture Trustee, as applicable, has received notice of such event or circumstance at its Corporate Trust Office from the Depositor or the Servicer in an Officer’s Certificate or written notice of such event or circumstance from the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class or unless a Responsible Officer of the Owner Trustee or the Indenture Trustee, as applicable, has actual knowledge of such event or circumstance. The Servicer shall remit to the Collection Account on the Closing Date all amounts received by the Servicer on or in respect of the Receivables (including Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable)) during the period from but excluding the Cutoff Date to and including the second Business Day preceding the Closing Date.

4.3 Application of Collections. For purposes of this Agreement, all amounts (excluding, for the avoidance of doubt, any Supplemental Servicing Fees) received on or in respect of a Receivable during any Collection Period (including Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable) but excluding payments with respect to Purchased Receivables) shall be applied by the Servicer, as of the last day of such Collection Period, to interest and principal on such Receivable in accordance with the Simple Interest Method.

4.4 Simple Interest Advances and Unreimbursed Servicer Advances.

(a) If, as of the end of any Collection Period, one or more payments of Monthly P&I due under any Receivable (other than a Defaulted Receivable) outstanding at the end of such Collection Period shall not have been received by the Servicer and remitted to the Collection Account pursuant to Section 4.2, the Servicer may, at its option, make, on the Business Day preceding the Distribution Date immediately following such Collection Period, a Simple Interest Advance with respect to such Receivable, to the extent that the Servicer determines that such advances will be recoverable from subsequent collections or recoveries on the Receivables, by depositing in or crediting to the Collection Account the amount of Monthly P&I allocable to interest scheduled to have been paid during such Collection Period, assuming that such Receivable was paid on its due date, minus the amount of Monthly P&I actually received and allocated to interest, if any, with respect to such Receivable during such Collection Period.

(b) If the Servicer determines that it has made an Unreimbursed Servicer Advance, the Servicer shall reimburse itself for such Unreimbursed Servicer Advance from unrelated amounts received by the Servicer on or in respect of the Receivables (including Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable)); provided, however, that the Servicer shall furnish to the Indenture Trustee and the Owner Trustee, on or before the Distribution Date following the Collection Period during which such reimbursement is taken, a certificate of a Servicing Officer setting forth the basis for such determination, the amount of such Unreimbursed Servicer Advance, the Receivable with respect to which such Unreimbursed Servicer Advance was made and the installments or other proceeds with respect to which such reimbursement was taken.

4.5 Additional Deposits. The Depositor and the Servicer shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables pursuant to Sections 2.4, 3.7 or 9.1. All such deposits described above with respect to a Collection Period shall be made in immediately available funds no later than noon, New York City time, on the Distribution Date following such Collection Period.

4.6 Determination Date Calculations; Application of Available Funds.

(a) On each Determination Date, the Servicer shall calculate the following amounts:

(i) the Available Collections for the following Distribution Date;

(ii) the Total Servicing Fee, any Unreimbursed Servicer Advances and any Unrelated Amounts for the preceding Collection Period;

(iii) any payments pursuant to Section 2.8(a)(ii) of the Indenture, including any amounts due to the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement (to the extent not previously paid by the Servicer) pursuant to Section 2.8(a)(ii)(b) of the Indenture;

(iv) the Total Note Interest for each Class of Class A Notes for the following Distribution Date;

(v) the Priority Principal Distributable Amount for the following Distribution Date;

(vi) the Total Note Interest for the Class B Notes for the following Distribution Date;

(vii) the Secondary Principal Distributable Amount for the following Distribution Date;

(viii) the Total Note Interest for the Class C Notes for the following Distribution Date;

(ix) the Tertiary Principal Distributable Amount for the following Distribution Date;

(x) the Total Note Interest for the Class D Notes for the following Distribution Date;

(xi) the Quaternary Principal Distributable Amount for the following Distribution Date;

(xii) the sum of the amounts described in clauses (ii) through (xi) above (the “Required Payment Amount”);

(xiii) the Regular Principal Distributable Amount for the following Distribution Date;

(xiv) any payments pursuant to Section 2.8(xiii) of the Indenture; and

(xv) whether a Delinquency Trigger Event has occurred.

(b) On each Determination Date, the Servicer shall calculate the following amounts:

(i) the lesser of (A) the amount, if any, by which the Required Payment Amount for the following Distribution Date exceeds the Available Collections for such Distribution Date and (B) the Reserve Account Amount for such Distribution Date (before giving effect to any deposits to or withdrawals from the Reserve Account on such Distribution Date) (such lesser amount, the “Reserve Account Draw Amount”); provided, that, the Reserve Account Draw Amount will be reduced by any Unreimbursed Servicer Advance and any amounts owing to CarMax or any Affiliate of CarMax to the extent such Person is the Servicer; provided, however, that (i) if on the last day of the preceding Collection Period the Pool Balance is zero, the Reserve Account Draw Amount for such Distribution Date shall equal the Reserve Account Amount for such Distribution Date or (ii) if an Event of Default has occurred and the Notes have been declared due and payable (and such declaration has not been rescinded or annulled), the Reserve Account Draw Amount for the related Distribution Date shall equal the Reserve Account Amount for such Distribution Date;

(ii) the Reserve Account Amount for the following Distribution Date (after giving effect to the withdrawal of the Reserve Account Draw Amount for such Distribution Date); and

(iii) the amount, if any, by which the Required Reserve Account Amount for the following Distribution Date exceeds the Reserve Account Amount for such Distribution Date (after giving effect to the withdrawal of the Reserve Account Draw Amount for such Distribution Date) (such excess, the “Reserve Account Deficiency”).

On each Distribution Date, the Servicer shall instruct the Indenture Trustee to transfer the Reserve Account Draw Amount, if any, for such Distribution Date from the Reserve Account to the Collection Account.

(c) [RESERVED].

(d) On each Distribution Date, the Servicer shall instruct the Indenture Trustee (or, if the Indenture Trustee is not the Paying Agent, the Paying Agent) in writing to apply the Available Funds for such Distribution Date to make the payments and deposits set forth in Sections 2.8(a) or 5.4(b) of the Indenture, as applicable.

4.7 Reserve Account.

(a) The Servicer shall establish, on or before the Closing Date, and maintain with the Securities Intermediary in the name and for the benefit of the Trust at an Eligible Institution (which shall initially be U.S. Bank National Association) a segregated trust account designated as the Reserve Account (the “Reserve Account”). The Reserve Account shall be held in trust for the benefit of the Noteholders and the Depositor. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee; provided, however, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Reserve Account in accordance with this Agreement and the Indenture. On the Closing Date, the Depositor shall deposit the Initial Reserve Account Deposit into the Reserve Account. All of the Depositor’s right, title and interest to the Reserve Account has been conveyed by the Depositor to the Trust pursuant to Section 2.1 and all amounts, securities, investments, financial assets and other property deposited in or credited to the Reserve Account shall be pledged by the Depositor to the Indenture Trustee for the benefit of the Noteholders (the “Reserve Account Property”). Pursuant to the Indenture, the Trust will pledge all of its right, title and interest in, to and under the Reserve Account and the Reserve Account Property to the Indenture Trustee on behalf of the Noteholders to secure its obligations under the Notes and the Indenture. The Depositor hereby grants to the Indenture Trustee on the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Depositor’s right, title and interest in, to and under, whether now owned or existing or hereafter acquired or arising, the Reserve Account and the Reserve Account Property and all proceeds thereof.

(b) The Reserve Account Property shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Reserve Account in Permitted Investments (provided, that funds on deposit in the Reserve Account shall be invested in Permitted Investments meeting the requirements of 17 CFR Part 246.4(b)(2), as determined by the Servicer) that mature not later than the Business Day preceding the next Distribution Date. All such Permitted Investments shall be held to maturity. The Servicer acknowledges that upon its written request and at no additional cost, it has the right to receive notification after the completion of each such investment or the Indenture Trustee’s receipt of a broker’s confirmation. The Servicer agrees that such notifications shall not be provided by the Indenture Trustee hereunder, and the Indenture Trustee shall make available, upon request and in lieu of notifications, periodic account statements that reflect such investment activity. No statement need be made available if no activity has occurred in the Reserve Account during such period. On any Distribution Date, all interest and other income (net of losses and investment expenses) on funds on deposit in the Reserve Account, to the extent that funds on deposit therein, as certified by the Servicer, exceed the Required Reserve Account Amount, shall, at the written direction of the Servicer, (i) first, be deposited into the Note Payment Account, for payment of principal of the Notes in the priority set forth in Section 2.8(d) of the Indenture, to the extent of any unfunded Regular Principal Distributable Amount, if any, on such Distribution Date (after giving effect to the application of Available Funds on such Distribution Date), (ii) second, be paid to the Asset Representations Reviewer, the Indenture Trustee or any other successor Servicer (to the extent such successor Servicer is not an Affiliate of CarMax), as applicable, to the extent of any unfunded amounts payable pursuant to Section 2.8(a)(xiii) of the Indenture, if any, on such Distribution Date (after giving effect to the application of Available Funds on such Distribution Date) and (iii) third, be distributed to the Depositor. If the Reserve Account is no longer to be maintained at the Securities Intermediary, the Servicer shall, with the Indenture Trustee’s assistance as necessary, promptly (and in any case within ten (10) calendar days or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent) cause the Reserve Account to be moved to an Eligible Institution. The Servicer shall promptly notify the Indenture Trustee and the Owner Trustee in writing of any change in the account number or location of the Reserve Account.

(c) With respect to any Reserve Account Property:

(i) any Reserve Account Property that is a “financial asset” (as defined in Section 8-102(a)(9) of the Relevant UCC) shall be physically delivered to, or credited to an account in the name of, the Eligible Institution maintaining the Reserve Account, in accordance with such institution’s customary procedures such that such institution establishes a “securities entitlement” in favor of the Indenture Trustee with respect thereto;

(ii) any Reserve Account Property that is held in deposit accounts shall be held solely in the name of the Indenture Trustee at one or more depository institutions having the Required Rating and each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee and the Indenture Trustee shall have sole signature authority with respect thereto; and

(iii) except for any deposit accounts specified in clause (ii) above, the Reserve Account shall only be invested in securities or in other assets which the Eligible Institution maintaining the Reserve Account agrees to treat as “financial assets” (as defined in Section 8-102(a)(9) of the Relevant UCC).

(d) If the Reserve Account Amount for any Distribution Date (after giving effect to the withdrawal of the Reserve Account Draw Amount for such Distribution Date) exceeds the Required Reserve Account Amount for such Distribution Date, the Servicer shall instruct the Indenture Trustee in writing to distribute the amount of such excess (i) first, to the Note Payment Account, for payment of principal of the Notes in the priority set forth in Section 2.8(d) of the Indenture, to the extent of any unfunded Regular Principal Distributable Amount, if any, on such Distribution Date (after giving effect to the application of Available Funds on such Distribution Date), (ii) second, to be paid to the Asset Representations Reviewer, the Indenture Trustee or any other successor Servicer (to the extent such successor Servicer is not an Affiliate of CarMax), as applicable, to the extent of any unfunded amounts payable pursuant to Section 2.8(a)(xiii) of the Indenture, if any, on such Distribution Date (after giving effect to the application of Available Funds on such Distribution Date) and (iii) third, to the Depositor. The Indenture Trustee and the Owner Trustee hereby release, on each Distribution Date, their security interest in, to and under Reserve Account Property distributed to the Depositor.

(e) If the Note Balance, and all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to the Noteholders or the Certificateholders, have been paid in full and the Trust has been terminated, any remaining Reserve Account Property shall be distributed to the Depositor.

4.8 Net Deposits. As an administrative convenience, unless the Servicer is required to remit collections on a daily basis pursuant to the first sentence of Section 4.2, the Depositor and the Servicer may make any remittance pursuant to this Article IV with respect to a Collection Period net of distributions or reimbursements to be made to the Depositor or the Servicer with respect to such Collection Period; provided, however, that such obligations shall remain separate obligations, no party shall have a right of offset and each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

4.9 Statements to Noteholders and Certificateholders. On or prior to each Determination Date, the Servicer shall provide to the Indenture Trustee (with copies to the Depositor, the Rating Agencies and each Paying Agent), for the Indenture Trustee to make available to each Note Owner as described below, and to the Indenture Trustee (with copies to the Depositor, the Rating Agencies and each Paying Agent), for the Indenture Trustee to make available to each Certificateholder of record as of the most recent Record Date, the Servicer’s Certificate. Each such statement shall set forth at least the following information as to the Notes and the Certificates (to the extent applicable) with respect to the distribution to be made on such Distribution Date:

(i) the amount of such distribution allocable to principal for each Class of Notes;

(ii) the Priority Principal Distributable Amount for such Distribution Date;

(iii) the Secondary Principal Distributable Amount for such Distribution Date;

(iv) the Tertiary Principal Distributable Amount for such Distribution Date;

(v) the Quaternary Principal Distributable Amount for such Distribution Date;

(vi) the Regular Principal Distributable Amount for such Distribution Date;

(vii) the amount of such distribution allocable to current and overdue interest (including any interest on overdue interest) for each Class of Notes;

(viii) the Total Servicing Fee for the preceding Collection Period;

(ix) the aggregate outstanding principal balance of each Class of Notes and the Note Pool Factor with respect to each Class of Notes (in each case after giving effect to payments allocated to principal reported under clause (i) above);

(x) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(xi) the Reserve Account Amount on such Distribution Date (after giving effect to all deposits to or withdrawals from the Reserve Account on such Distribution Date);

(xii) the Reserve Account Draw Amount for such Distribution Date;

(xiii) the aggregate Purchase Amount of Receivables repurchased by the Depositor or purchased by the Servicer, if any, with respect to the preceding Collection Period;

(xiv) the number and aggregate Principal Balance of Receivables that were 31-60 days, 61-90 days, 91-120 days or 121 days or more past due as of the last day of the preceding Collection Period in accordance with the Servicer’s customary practices;

(xv) the number of Receivables that were outstanding as of the last day of the preceding Collection Period;

(xvi) the Net Losses with respect to the preceding Collection Period;

(xvii) the Overcollateralization Target Amount for such Distribution Date and the amount by which the Pool Balance exceeds the Note Balance as of such Distribution Date (after giving effect to any payments made to the Holders of the Notes on such Distribution Date);

(xviii) the amount of Available Collections for the preceding Collection Period;

(xix) the amount of Excess Collections with respect to such Distribution Date;

(xx) the Note Rate applicable to the Class A-2b Notes with respect to the Accrual Period ending on the day preceding such Distribution Date; and

(xxi) the Benchmark rate applicable to the Accrual Period ending on the day preceding such Distribution Date.

The Indenture Trustee will make available each month to each Note Owner the statements referred to above (and certain other documents, reports and information regarding the Receivables provided by the Servicer from time to time), The Indenture Trustee’s internet website shall be initially located at https://pivot.usbank.com or at such other address as shall be specified by the Indenture Trustee from time to time in writing to the Noteholders, the Owner Trustee, the Servicer, the Issuer, the Certificate Registrar or any Paying Agent. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for the dissemination of information in accordance with this Agreement. The Indenture Trustee shall notify the Noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible. The Indenture Trustee makes no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility therefor. For assistance with regard to this service, Note Owners can call the Indenture Trustee’s Bondholder Services Group at (800) 934-6802. The Indenture Trustee shall have the right to change the way the statements referred to above are distributed in order to make such distribution more convenient and/or more accessible to the parties entitled to receive such statements so long as such statements are only provided to the then-current Note Owners. The Indenture Trustee shall provide notification of any such change to all parties entitled to receive such statements in the manner described in Section 10.4, Section 11.4 of the Indenture or Section 11.5 of the Indenture, as appropriate.

4.10 Control of Securities Accounts. Notwithstanding anything to the contrary contained herein, the Trust agrees that each of the Collection Account, the Note Payment Account, the Certificate Payment Account and the Reserve Account will only be established at an Eligible Institution that agrees substantially as follows: (i) it will comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the Relevant UCC) relating to such accounts issued by the Indenture Trustee without further consent by the Trust; (ii) until the termination of the Indenture, it will not enter into any other agreement relating to any such account pursuant to which it agrees to comply with entitlement orders of any Person other than the Indenture Trustee; and (iii) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to such accounts.

ARTICLE V

[RESERVED]

ARTICLE VI

THE DEPOSITOR

6.1 Representations and Warranties of Depositor. The Depositor makes the following representations and warranties on which the Trust shall be deemed to have relied in accepting the Trust Property. The representations and warranties speak as of the execution and delivery of this Agreement and shall survive the sale, transfer, assignment and conveyance of the Trust Property to the Trust pursuant to this Agreement and the pledge of the Trust Property to the Indenture Trustee pursuant to the Indenture:

(a) Organization and Good Standing. The Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and has the power, authority and legal right to acquire, own and sell the Receivables.

(b) Due Qualification. The Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property, the conduct of its business or the entering into, or the performance, of its obligations under the Transaction Documents to which it is a party requires such qualification.

(c) Power and Authority. The Depositor has the power and authority to execute, deliver and perform its obligations under this Agreement. The Depositor has the power and authority to sell, assign, transfer and convey the property to be transferred to and deposited with the Trust and has duly authorized such transfer and deposit by all necessary limited liability company action, and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary limited liability company action.

(d) Valid Transfer; Binding Obligation. This Agreement effects a valid sale, transfer, assignment and conveyance to the Trust of the Receivables and the other Trust Property enforceable against all creditors of and purchasers from the Depositor. This Agreement constitutes legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

(e) No Violation. The execution, delivery and performance by the Depositor of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in a breach of any of the terms and provisions of or constitute (with or without notice or lapse of time or both) a default under the certificate of formation or limited liability company agreement of the Depositor or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which the Depositor is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to this Agreement), or violate any law, order, rule or regulation applicable to the Depositor or its properties of any federal or State regulatory body, court, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties.

(f) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Depositor, threatened against the Depositor before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement, the Indenture, the Trust Agreement, any of the other Transaction Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture, the Trust Agreement or any of the other Transaction Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Trust Agreement, any of the other Transaction Documents, the Receivables, the Notes or the Certificates, or (iv) that, in the reasonable judgment of the Depositor, would adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Trust or of the Notes or the Certificates.

6.2 Liability of Depositor; Indemnities.

(a) The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

(b) The Depositor shall indemnify, defend and hold harmless the Trust, the Owner Trustee and the Indenture Trustee (in such role and as successor Servicer) from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the transfer of the Receivables to the Trust or the issuance and original sale of the Notes or the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents), and all costs and expenses in defending against such taxes.

(c) The Depositor shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee (in such role and as successor Servicer), the Noteholders and the Certificateholders from and against any loss, liability, claim, action, suit, costs or expense incurred by reason of (i) the Depositor’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or any other Transaction Document to which it is a party or by reason of a reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party and (ii) the Depositor’s violation of federal or State securities laws in connection with the registration or the sale of the Notes.

(d) The Depositor shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee (in such role and as successor Servicer) and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, actions, suits, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the Trust Agreement, in the case of the Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability (i) shall be due to the willful misfeasance, bad faith or gross negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable, (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in the Trust Agreement, (iii) in the case of the Indenture Trustee, shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture or (iv) relates to any tax other than the taxes with respect to which either the Depositor or the Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee, as applicable.

(e) The Depositor shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

Indemnification under this Section 6.2 shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee (in such role and as successor Servicer) and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation including those incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification. If the Depositor shall have made any indemnity payments pursuant to this Section 6.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor, without interest. Notwithstanding anything to the contrary contained herein, the Depositor shall only be required to pay (i) any fees, expenses, indemnities or other liabilities that it may incur under the Transaction Documents from funds available pursuant to, and in accordance with, the payment priorities set forth in this Agreement and (ii) to the extent the Depositor has additional funds available (other than funds described in the preceding clause (i)) that would be in excess of amounts that would be necessary to pay the debt and other obligations of the Depositor in accordance with the Depositor’s certificate of formation, operating agreement and all financing documents to which the Depositor is a party. The agreement set forth in the preceding sentence shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code. In addition, no amount owing by the Depositor hereunder in excess of liabilities that it is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against it.

6.3 Merger or Consolidation of, or Assumption of the Obligations of, Depositor. Any Person (i) into which the Depositor shall be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Depositor shall be a party or (iii) that shall succeed by purchase and assumption to all or substantially all of the business of the Depositor, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, shall be the successor to the Depositor under this Agreement without the execution or filing of any other document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 6.3, (y) the Depositor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest and (z) the Rating Agency Condition shall have been satisfied. Notwithstanding anything to the contrary contained herein, the execution of the foregoing agreement of assumption and compliance with clauses (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above.

6.4 Limitation on Liability of Depositor and Others.

(a) Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust, the Noteholders or the Certificateholders for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of gross negligence in the performance of duties under this Agreement (except for errors in judgment). The Depositor, and its directors, officers, employees and agents, may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person in respect of any matters arising under this Agreement.

(b) The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

6.5 Depositor May Own Notes or Certificates. The Depositor, and any Affiliate of the Depositor, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Depositor or an Affiliate of the Depositor, except as otherwise expressly provided herein (including in the definition of “Note Balance”) or in the other Transaction Documents. Except as otherwise expressly provided herein (including the definition of “Note Balance”) or in the other Transaction Documents, Notes and Certificates so owned by or pledged to the Depositor or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority or distinction as among the Notes and the Certificates.

6.6 Covenant With Respect To the Asset Representations Reviewer(a) . The Depositor shall promptly deliver to the Seller any Asset Representations Review Notice. Each of the Depositor and the Trust agrees to cooperate with the Asset Representations Reviewer, the Servicer and the Seller with respect to any Asset Representation Review commenced in accordance with Section 7.6 of the Indenture.

6.7 Certain Limitations.

(a) The purpose of the Depositor shall be limited to the conduct or promotion of the following activities: (i) to acquire, lease, own, hold, sell, transfer, convey, dispose of, pledge, assign, borrow money against, grant a security interest in, finance, refinance or otherwise deal with, publicly or privately and whether with unrelated third parties or with affiliated entities, automotive installment sale contracts and service contracts originated or acquired by CarMax or its Affiliates or interests therein, the related motor vehicles or interests therein and the related documentation and monies due or to become due thereunder, proceeds from claims on insurance policies related thereto and all related rights and the proceeds of any of the foregoing (collectively, the “Assets”), (ii) to perform its obligations under the Basic Documents (as defined in the limited liability company agreement of the Depositor (the “LLC Agreement”)),

(iii) to act as settlor or grantor of one or more trusts or special purpose entities (each, a “Securitization Trust”) formed pursuant to a trust agreement or other agreement, which Securitization Trust may issue one or more series or classes of certificates, bonds, notes or other evidences of interest or indebtedness (collectively, “Securities”) secured by or representing beneficial interests in the Assets, (iv) to acquire Securities or other property of a Securitization Trust (including remainder interests in collateral or reserve accounts) or any interest in any of the foregoing, (v) to cause the issuance of, authorize, sell and deliver Securities or other instruments secured or collateralized by Securities, (vi) to own equity interests in other limited liability companies or partnerships whose purposes are substantially restricted to those described in clauses (i) through (v) above, (vii) to borrow money other than pursuant to clause (i) above, but only to the extent that such borrowing is permitted by the terms of the transactions contemplated by clauses (i) through (vi) above, (viii) to loan or otherwise invest funds received as a result of the Depositor’s interest in any Securitization Trust or Securities and any other income, as determined by the Member (as defined in the LLC Agreement) of the Depositor from time to time, and (ix) to (A) negotiate, authorize, execute, deliver or assume or perform the obligations under any agreement, instrument or document relating to the activities set forth in clauses (i) through (viii) above, including the Basic Documents (as defined in the LLC Agreement) and (B) engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes, including the entering into of (x) interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions, (y) any agreement providing for the funding of any amount due under any of the Securities through direct borrowings, letters of credit, insurance or otherwise and (z) referral, management, servicing and administration agreements. Capitalized terms used in the following sentence, other than the terms “Depositor” and “LLC Agreement”, have the respective meanings assigned to them in the LLC Agreement. So long as any Obligation is outstanding, the Depositor shall not (i) except as contemplated in the Basic Documents, guarantee any obligation of any Person, including any Affiliate, (ii) engage, directly or indirectly, in any business other than the activities required or permitted to be performed under Article Three of the LLC Agreement, the Basic Documents or Section 4.10 of the LLC Agreement, (iii) incur, create or assume any indebtedness other than as expressly permitted under Article Three of the LLC Agreement, the Basic Documents or Section 4.10 of the LLC Agreement, (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Depositor may invest in those investments permitted under Article Three of the LLC Agreement, the Basic Documents or Section 4.10 of the LLC Agreement and may make any advance required or expressly permitted to be made pursuant to any provision of Article Three of the LLC Agreement, the Basic Documents or Section 4.10 of the LLC Agreement and permit the same to remain outstanding in accordance with such provisions, (v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of Article Three of the LLC Agreement, the Basic Documents or Section 4.10 of the LLC Agreement or (vi) except as contemplated by Article Three of the LLC Agreement or the Basic Documents, form, acquire or hold any subsidiary (whether a corporation, partnership, limited liability company or other entity).

(b) Notwithstanding any other provision of this Section 6.7 and any provision of law, the Depositor shall not do any of the following:

(i) engage in any business or activity other than as set forth in clause (a) above; or

(ii) without the unanimous written consent of the members of the Depositor and the members of the Board of Directors of the Depositor (including all independent directors of the Depositor), (A) consolidate or merge the Depositor with or into any Person or sell all or substantially all of the assets of the Depositor, (B) institute proceedings to have the Depositor be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Depositor, (C) file a petition seeking, or consent to, reorganization or relief with respect to the Depositor under any applicable federal or State law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Depositor or a substantial part of its property, (E) make any assignment for the benefit of creditors of the Depositor, (F) admit in writing the Depositor’s inability to pay its debts generally as they become due, (G) take any action in furtherance of any action set forth in clauses (A) through (F) above or (H) to the fullest extent permitted by law, dissolve or liquidate the Depositor.

(c) The Depositor shall not amend its organizational documents except in accordance with the provisions thereof.

ARTICLE VII

THE SERVICER

7.1 Representations and Warranties of Servicer. The Servicer makes the following representations and warranties on which the Trust shall be deemed to have relied in accepting the Trust Property. The representations and warranties speak as of the execution and delivery of this Agreement and shall survive the sale, transfer, assignment and conveyance of the Trust Property to the Trust pursuant to this Agreement and the pledge of the Trust Property to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted and has the power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trust.

(b) Due Qualification. The Servicer is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would, in the reasonable judgment of the Servicer, materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Transaction Documents, the Receivables, the Notes or the Certificates.

(c) Power and Authority. The Servicer has the power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party have been duly authorized by the Servicer by all necessary action.

(d) Binding Obligation. This Agreement and the other Transaction Documents to which the Servicer is a party constitute legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

(e) No Violation. The execution, delivery and performance by the Servicer of this Agreement and the other Transaction Documents to which the Servicer is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the terms and provisions of or constitute (with or without notice or lapse of time or both) a default under the certificate of formation or limited liability company agreement of the Servicer or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which the Servicer is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to the Servicer or its properties of any federal or State regulatory body, court, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

(f) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of the Servicer, threatened, against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that, in the reasonable judgment of the Servicer would materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Receivables.

(g) Security Interest Matters. The Servicer has in its possession or control all original copies or authoritative copies, as applicable, of the motor vehicle retail installment sale contracts that constitute or evidence the Receivables. The motor vehicle retail installment sale contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Depositor, the Trust or the Indenture Trustee.

7.2 Liability of Servicer; Indemnities.

(a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

(b) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Depositor from and against all costs, expenses, losses, claims, actions, suits, damages and liabilities arising out of or incurred in connection with the use, ownership or operation by the Servicer or any Affiliate of the Servicer of a Financed Vehicle.

(c) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement or the other Transaction Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (including any tax imposed under HB3 but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the transfer of the Receivables to the Trust or the issuance and original sale of the Notes or the Certificates or asserted with respect to ownership of the Receivables or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents), and all costs and expenses in defending against such taxes.

(d) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Depositor from and against any loss, liability or expense incurred by reason of the Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or any other Transaction Document to which it is a party or by reason of a reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party.

(e) The Servicer shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, actions, suits, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the Trust Agreement, in the case of the Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability (i) shall be due to the willful misfeasance, bad faith or gross negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable, (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in the Trust Agreement, (iii) in the case of the Indenture Trustee, shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture or (iv) relates to any tax other than the taxes with respect to which either the Depositor or the Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee, as applicable.

(f) For purposes of this Section 7.2, in the event of a termination of the rights and obligations of CarMax (or any successor Servicer, as applicable) as Servicer pursuant to Section 8.1 or a resignation by CarMax (or any successor Servicer, as applicable) as Servicer pursuant to Section 7.6, CarMax (or the successor Servicer, as applicable) shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 8.2. Indemnification under this Section 7.2 by CarMax (or the successor Servicer, as applicable) as Servicer, with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include the reasonable fees and expenses of counsel and expenses of litigation (including those incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification) and the fees and expenses of the Owner Trustee and the Indenture Trustee. If the Servicer shall have made any indemnity payments pursuant to this Section 7.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

7.3 Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer shall be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Servicer shall be a party or (iii) that shall succeed by purchase and assumption to all or substantially all of the business of the Servicer, which Person in any of the foregoing cases is an Eligible Servicer and executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any other document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Servicer shall have delivered to the Depositor, the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 7.3 and (y) the Servicer shall have delivered to the Depositor, the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest. The Servicer shall provide prior written notice of any merger, conversion, consolidation or succession pursuant to this Section 7.3 to the Rating Agencies. Notwithstanding anything to the contrary contained herein, the execution of the foregoing agreement of assumption and compliance with clauses (x) and (y) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above.

7.4 Limitation on Liability of Servicer and Others.

(a) Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust, the Noteholders or the Certificateholders for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of duties under this Agreement (except for errors in judgment). The Servicer and its directors, officers, employees and agents may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person in respect of any matters arising under this Agreement.

(b) The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer.

(c) The parties expressly acknowledge and consent to U.S. Bank Trust Company, National Association, acting in the capacity of Indenture Trustee and in the possible dual capacity of successor Servicer and Indenture Trustee. U.S. Bank Trust Company, National Association, may, in such dual or other capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by U.S. Bank Trust Company, National Association, of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Noteholders except in the case of gross negligence and willful misconduct by U.S. Bank Trust Company, National Association.

7.5 Delegation of Duties. The Servicer may at any time delegate its duties as servicer under this Agreement to third parties; provided, however, that no such delegation shall relieve the Servicer of its responsibilities with respect to such duties and the Servicer shall be solely responsible for the fees of any such third party.

7.6 Servicer Not to Resign. Subject to the provisions of Section 7.3, the Servicer shall not resign from its obligations and duties under this Agreement except (i) upon a determination that the performance of its duties is no longer permissible under applicable law or (ii) upon the appointment of a successor Servicer and satisfaction of the Rating Agency Condition with respect to such resignation and appointment. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor, the Owner Trustee and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or another successor Servicer shall have (i) assumed the obligations and duties of the Servicer in accordance with Section 8.2 and (ii) become the Administrator under the Administration Agreement pursuant to Section 20 thereof.

7.7 Servicer May Own Notes or Certificates. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Servicer or an Affiliate of the Servicer, except as otherwise expressly provided herein (including in the definition of “Note Balance”) or in the other Transaction Documents. Except as otherwise expressly provided herein (including in the definition of “Note Balance”) or in the other Transaction Documents, Notes and Certificates so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority or distinction as among the Notes and the Certificates.

ARTICLE VIII

SERVICING TERMINATION

8.1 Events of Servicing Termination.

(a) The occurrence of any one of the following events shall constitute an event of servicing termination hereunder (each, an “Event of Servicing Termination”):

(i) any failure by the Servicer to deliver to the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, each Paying Agent or the Rating Agencies the Servicer’s Certificate for any Collection Period, which failure shall continue unremedied beyond three (3) Business Days following the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Owner Trustee or the Indenture Trustee or to the Depositor, the Seller, the Servicer, the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class, or any failure by the Servicer to make any required payment or deposit under this Agreement, which failure shall continue unremedied beyond five (5) Business Days following the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Owner Trustee or the Indenture Trustee or to the Depositor, the Seller, the Servicer, the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class; or

(ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in this Agreement, which failure shall materially and adversely affect the rights of the Depositor or the Noteholders and shall continue unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Owner Trustee or the Indenture Trustee or to the Depositor, the Seller, the Servicer, the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class; or

(iii) any representation or warranty of the Servicer made in this Agreement or in any certificate delivered pursuant hereto or in connection herewith, other than any representation and warranty relating to a Receivable that has been purchased by the Servicer, proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured for a period of thirty (30) days after the date on which written notice of such circumstance or condition, requiring the same to be eliminated or cured, shall have been given to the Servicer by the Depositor, the Owner Trustee or the Indenture Trustee or to the Depositor, the Seller, the Servicer, the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class; or

(iv) the entry of a decree or order by a court or agency or supervisory authority of competent jurisdiction for the appointment of a conservator, receiver, liquidator or trustee for the Servicer in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding up or liquidation of its affairs, which decree or order continues unstayed and in effect for a period of sixty (60) consecutive days; or

(v) the consent by the Servicer to the appointment of a conservator, receiver, liquidator or trustee in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to the Servicer or relating to substantially all of its property, the admission in writing by the Servicer of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, the making by the Servicer of an assignment for the benefit of its creditors or the voluntary suspension by the Servicer of payment of its obligations.

If an Event of Servicing Termination shall have occurred and be continuing, the Indenture Trustee or the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class, in each case by notice then given in writing to the Depositor, the Administrator and the Servicer (with a copy to the Indenture Trustee and the Owner Trustee if given by the Noteholders), may terminate all of the rights and obligations of the Servicer under this Agreement; provided, however, that the indemnification obligations of the Servicer under Section 7.2 shall survive such termination. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates, the Trust Property or otherwise, shall pass to and be vested in the Indenture Trustee or other successor Servicer appointed under Section 8.2; provided, however, that the Indenture Trustee or such other successor Servicer shall have no liability with respect to any obligation that was required to be performed by the terminated Servicer prior to the appointment of the Indenture Trustee or such other successor Servicer or any claim of any third party based on any alleged action or inaction of the terminated Servicer.

(b) The Indenture Trustee and the Owner Trustee shall have no obligation to notify the Noteholders, the Certificateholders or any other Person of the occurrence of any event specified in Section 8.1(a) prior to the continuance of such event through the end of any cure period specified in Section 8.1(a).

8.2 Indenture Trustee to Act; Appointment of Successor Servicer.

(a) Upon the resignation of the Servicer pursuant to Section 7.6 or the termination of the Servicer pursuant to Section 8.1, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and shall be subject to all the obligations and duties placed on the Servicer by the terms and provisions of this Agreement; provided, however, that the Indenture Trustee, as successor Servicer, shall not, in any event, make any Simple Interest Advances pursuant to Section 4.4, shall have no obligations pursuant to Section 3.7 with respect to the repurchase of Receivables and shall have no obligations pursuant to Section 3.8 with respect to the fees and expenses of the Owner Trustee, the fees and expenses of the Owner Trustee’s attorneys, the fees and expenses of any custodian appointed by the Owner Trustee, the fees and expenses of independent accountants or expenses incurred in connection with distributions and reports to the Certificateholders or the Noteholders and the fees, expenses and other amounts owing to the Asset Representations Reviewer or pay any indemnities owed pursuant to Sections 2.8, 7.2(b), 7.2(d) or 7.2(e). As compensation therefor, the Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such resignation or termination had occurred, except that all collections on or in respect of the Receivables shall be deposited in the Collection Account within two (2) Business Days of receipt and shall not be retained by the successor Servicer. Notwithstanding the foregoing, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the terminated Servicer under this Agreement. In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor Servicer out of collections on or in respect of the Receivables as it and such successor shall agree; provided, however, that such compensation shall not be greater than that payable to CarMax as Servicer hereunder without the prior consent of the Holders of Notes evidencing at least 51% of the Note Balance of the Controlling Class. The Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Indenture Trustee shall not be relieved of its duties as successor Servicer under this Section 8.2 until a newly appointed Servicer shall have assumed the obligations and duties of the terminated Servicer under this Agreement. Notwithstanding anything to the contrary contained herein, in no event shall the Indenture Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer hereunder.

(b) The successor Servicer is authorized and empowered to execute and deliver, on behalf of the outgoing Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the transfer of servicing to the successor Servicer, whether to complete the transfer and endorsement of the Receivable Files or the certificates of title to the Financed Vehicles or otherwise. The outgoing Servicer shall cooperate with the Indenture Trustee, the Owner Trustee and such successor Servicer in effecting the termination of its responsibilities and rights as Servicer under this Agreement, including the transfer to the successor Servicer for administration of all cash amounts that are at the time held by the outgoing Servicer for deposit or thereafter shall be received with respect to a Receivable, all Receivable Files and all information or documents that the successor Servicer may require. In addition, the outgoing Servicer shall transfer its electronic records relating to the Receivables to the successor Servicer in such electronic form as the successor Servicer may reasonably request. In no event shall the successor Servicer be liable if it cannot perform its duties hereunder because the outgoing Servicer has breached the foregoing obligation to deliver such information or documents that the successor Servicer may require. All reasonable costs and expenses (including reasonable attorneys’ fees) incurred or payable by the successor Servicer in connection with the transfer of servicing (whether due to termination, resignation or otherwise), including allowable compensation of employees and overhead costs incurred or payable in connection with the transfer of the Receivable Files or any amendment to this Agreement required in connection with the transfer of servicing (the “Transition Costs”), shall be paid by any applicable then outgoing Servicer upon presentation of reasonable documentation of such costs and expenses. Any such Transition Costs not paid by the outgoing Servicer shall be paid solely from the application of Available Funds pursuant to Sections 2.8(a)(ii) and (xiii) or Section 5.4(b)(ii) of the Indenture, as applicable.

(c) Notwithstanding anything contained in this Agreement to the contrary, the successor Servicer is authorized to accept and rely on all of the accounting records (including computer records) and work of the prior Servicer relating to the Receivables (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exists in any Predecessor Servicer Work Product and such Error makes it materially more difficult to service or should cause or materially contribute to the successor Servicer making or continuing any Error (collectively, “Continuing Errors”), the successor Servicer shall have no duty, responsibility, obligation or liability for such Continuing Errors; provided, however, that the successor Servicer agrees to use its best efforts to prevent further Continuing Errors. If the successor Servicer becomes aware of Errors or Continuing Errors, it shall, with the prior consent of the Holders of Notes evidencing at least 51% of the Note Balance of the Controlling Class, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continuing Errors and to prevent future Continuing Errors. The successor Servicer shall be entitled to recover its costs expended in connection with such efforts in accordance with Sections 2.8(a)(ii) and (xiii) of the Indenture, as applicable.

8.3 Effect of Servicing Transfer.

(a) After a transfer of servicing hereunder, the successor Servicer shall notify the Obligors to make directly to the successor Servicer payments that are due under the Receivables after the effective date of such transfer.

(b) Except as provided in Section 8.2, after a transfer of servicing hereunder, the outgoing Servicer shall have no further obligations with respect to the administration, servicing, custody or collection of the Receivables and the successor Servicer shall have all of such obligations, except that the outgoing Servicer will transmit or cause to be transmitted directly to the successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts or items held by the outgoing Servicer (properly endorsed where required for the successor Servicer to collect any such items) received as payments upon or otherwise in connection with the Receivables.

(c) Any successor Servicer shall provide the Depositor with access to the Receivable Files and to the successor Servicer’s records (whether written or automated) with respect to the Receivable Files. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the successor Servicer. Nothing in this Section 8.3 shall affect the obligation of the successor Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 8.3.

(d) Any transfer of servicing hereunder shall not constitute an assumption by the related successor Servicer of any liability of the related outgoing Servicer arising out of any breach by such outgoing Servicer of such outgoing Servicer’s duties hereunder prior to such transfer of servicing.

8.4 Notification to Noteholders, Certificateholders and Rating Agencies. Upon any notice of an Event of Servicing Termination or upon any termination of, or any appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to the Noteholders and the Owner Trustee shall give prompt written notice thereof to the Certificateholders, the Administrator and the Depositor (who shall promptly give such notice to the Rating Agencies).

8.5 Waiver of Past Events of Servicing Termination. The Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class may, on behalf of all Noteholders, waive any Event of Servicing Termination and its consequences, except an event resulting from the failure to make any required deposits to or payments from the Collection Account, the Note Payment Account, the Certificate Payment Account or the Reserve Account in accordance with this Agreement. Upon any such waiver of an Event of Servicing Termination, such event shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right arising therefrom, except to the extent expressly so waived.

8.6 Repayment of Advances. If the identity of the Servicer shall change, the predecessor Servicer shall be entitled to receive reimbursement for outstanding and unreimbursed Simple Interest Advances made pursuant to Section 4.4 by the predecessor Servicer.

ARTICLE IX

TERMINATION

9.1 Optional Purchase of All Receivables.

(a) If, as of the last day of any Collection Period, the Pool Balance shall be less than or equal to 10% of the Pool Balance as of the Cutoff Date, the Servicer shall have the option to purchase on the following Distribution Date the Owner Trust Estate, other than the Collection Account, the Note Payment Account, the Certificate Payment Account and the Reserve Account. To exercise such option, the Servicer shall notify the Depositor, the Owner Trustee, the Indenture Trustee and the Rating Agencies no later than ten (10) days prior to the

Distribution Date on which such repurchase is to be effected and shall deposit into the Collection Account on the Business Day preceding such Distribution Date an amount equal to the aggregate Purchase Amount for the Receivables, plus the appraised value of any other Trust Property, if necessary, other than the Collection Account, the Note Payment Account, the Certificate Payment Account or the Reserve Account, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee; provided, however, that the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account plus Available Funds for such Distribution Date pursuant to this Section (a) is at least equal to the sum of all amounts due to the Servicer under this Agreement plus the Note Balance plus all accrued but unpaid interest (including any overdue interest) on the Notes plus all amounts due to the Servicer for any outstanding and unreimbursed Simple Interest Advances, any outstanding and unreimbursed Unreimbursed Servicer Advances and any outstanding and unreimbursed Unrelated Amounts. Upon such payment, the Servicer shall succeed to and own all interests in and to the Trust. The aggregate Purchase Amount for such Distribution Date, shall be used to make payments in full to the Noteholders in the manner set forth in Article IV.

(b) [RESERVED].

(c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders shall succeed to the rights of the Noteholders hereunder and the Indenture Trustee shall continue to carry out its obligations hereunder with respect to the Certificateholders, including making distributions from the Collection Account in accordance with Section 4.6(d) and making withdrawals from the Reserve Account in accordance with Sections 4.6(b) and 4.7.

9.2 Termination of the Obligations. The obligations of the Servicer, the Seller and the Owner Trustee under this Agreement will terminate upon the earlier of the maturity or other liquidation of the last outstanding Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables and the payment to the Noteholders and distribution to the Certificateholders by the Trust of all amounts required to be paid or distributed to them under the Indenture and the Trust Agreement.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1 Amendment.

(a) This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Depositor, the Servicer and the Trust, without the consent of any Noteholder or any other Person; provided, however, that (i) any such amendment shall not, as evidenced by an Opinion of Counsel to the Servicer delivered to the Indenture Trustee, adversely affect in any material respect the interests of the Noteholders or (ii) the Rating Agency Condition is satisfied with respect to such amendment and the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trust, with the consent of the Indenture Trustee and the consent of the Holders of Notes evidencing at least 66 2/3% of the Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment may:

(i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders, or change any Note Rate, without the consent of all Noteholders adversely affected by such amendment;

(ii) reduce the percentage of the Note Balance of the Controlling Class the consent of the Holders of which is required for any amendment to this Agreement without the consent of all the Noteholders adversely affected by such amendment; or

(iii) modify or alter the definition of the term “Required Reserve Account Amount” without the consent of all the Noteholders adversely affected by such amendment.

(c) Any term or provision of this Agreement may also be amended from time to time by the Depositor, the Servicer and the Trust for the purpose of conforming the terms of this Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the Certificates without the consent of the Indenture Trustee, any Noteholder, the Trust, the Owner Trustee or any other Person; provided, however, that the Seller and the Depositor shall provide written notification of the substance of such amendment to the Indenture Trustee, the Trust and the Owner Trustee.

(d) Prior to the execution of any amendment or consent pursuant to Section 10.1, the Servicer shall provide written notification of the substance of such amendment or consent to each Rating Agency.

(e) Promptly after the execution of any amendment to this Agreement, the Seller shall furnish an executed copy of such amendment to the Owner Trustee, the Indenture Trustee and the Rating Agencies.

(f) It shall not be necessary for the consent of the Noteholders pursuant to Section 10.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Owner Trustee and the Indenture Trustee may prescribe.

(g) Prior to the execution of any amendment pursuant to Section 10.1, the Depositor, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel or an Officer’s Certificate of the Servicer stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent provided for in this Agreement to the execution of such amendment have been complied with. The Owner Trustee or the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects such Owner Trustee’s or Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise and any such amendment shall require the written consent of the Owner Trustee or the Indenture Trustee, as applicable.

(h) Notwithstanding anything under this Section 10.1 of this Agreement or in any other Transaction Document to the contrary, to the extent permitted by the TIA, this Agreement (including Appendix A) may be amended by the Depositor and Servicer without the consent of the Indenture Trustee, the Issuer, the Owner Trustee, any Noteholder or any other Person and without satisfying any other provision in this Section 10.1 or any other Transaction Document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuer has delivered notice of such amendment to the Rating Agencies on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes shall not affect the Owner Trustee’s or Indenture Trustee’s rights, indemnities or obligations without the Owner Trustee or Indenture Trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to this Agreement may be retroactive (including retroactive to the Benchmark Replacement Date) and this Agreement may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

10.2 Protection of Title to Trust.

(a) The Depositor or the Servicer, or both, shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust and the Indenture Trustee for the benefit of the Noteholders in the Receivables and the proceeds thereof. The Depositor or the Servicer, or both, shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing.

(b) Neither the Depositor nor the Servicer shall change its name, identity or organizational structure in any manner that would make any financing statement or continuation statement filed by the Depositor or the Servicer in accordance with Section 10.2(a) seriously misleading within the meaning of Section 9-506 of the Relevant UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least sixty (60) days’ prior written notice thereof and shall have promptly filed such amendments to previously filed financing statements or continuation statements or such new financing statements as may be necessary to continue the perfection of the interest of the Trust and the Indenture Trustee for the benefit of the Noteholders in the Receivables and the proceeds thereof.

(c) Each of the Depositor and the Servicer shall give the Owner Trustee and the Indenture Trustee at least sixty (60) days’ prior written notice of any change in its name, identity, organizational structure or jurisdiction of organization or any relocation of its principal place of business or chief executive office if, as a result of such change or relocation, the applicable provisions of the Relevant UCC would require the filing of any amendment to any previously filed financing statement or continuation statement or of any new financing statement and shall promptly file any such amendment, continuation statement or new financing statement. The Depositor shall at all times maintain its jurisdiction of organization, its principal place of business and its chief executive office within the United States. The Servicer shall at all times maintain each office from which it shall service Receivables and each office at which the Receivable Files are located within the United States.

(d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account and the Reserve Account in respect of such Receivable.

(e) The Servicer shall maintain its computer systems so that, from and after the time of the transfer of the Receivables to the Trust pursuant to this Agreement, the Servicer’s master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly and unambiguously the interest of the Trust and the Indenture Trustee in such Receivable and that such Receivable is owned by the Trust and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the Trust’s and the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, such Receivable shall have been paid in full or repurchased by the Depositor or purchased by the Servicer.

(f) If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in any motor vehicle retail installment sale contract to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, compact disks, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly and unambiguously that such Receivable has been sold and is owned by the Trust and has been pledged to the Indenture Trustee (unless such Receivable has been paid in full or repurchased by the Depositor or purchased by the Servicer).

(g) The Servicer shall permit the Owner Trustee, the Indenture Trustee and, to the extent the Servicer shall have received an Asset Representations Review Notice, the Asset Representations Reviewer, and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.

(h) If the Depositor has repurchased one or more Receivables from the Trust pursuant to Section 2.4 or the Servicer has purchased one or more Receivables from the Trust pursuant to Section 3.7, the Servicer shall, upon request, furnish to the Owner Trustee, the Indenture Trustee and, to the extent the Servicer shall have received an Asset Representations Review Notice, the Asset Representations Reviewer, within ten (10) Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Receivable Schedule and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust.

(i) The Servicer shall deliver to the Depositor and the Depositor shall deliver to the Owner Trustee and the Indenture Trustee:

(1) promptly after the authorization and delivery of each amendment to any financing statement, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been authorized and filed that are necessary to fully preserve and protect the interest of the Depositor (in the case of an opinion delivered by the Servicer) or the Trust and the Indenture Trustee (in the case of an opinion delivered by the Depositor) in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

(2) within ninety (90) days after the beginning of each calendar year (beginning with the year 2023), an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been authorized and filed that are necessary to fully preserve and protect the interest of the Depositor (in the case of an opinion delivered by the Servicer) or the Trust and the Indenture

Trustee (in the case of an opinion delivered by the Depositor) in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clauses (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken on or before March 31 of the following year to preserve and protect such interest.

(j) The Depositor shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Sections 12(b) or 12(g) of the Exchange Act within the time periods specified in such sections.

10.3 GOVERNING LAW; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF WHICH MAY REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDINGS RELATING TO THIS AGREEMENT.

10.4 Notices. All demands, notices and other communications under this Agreement shall be in writing, personally delivered, sent by telecopier, email, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Depositor, at the following address: 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238, Attention: Treasurer, (ii) in the case of the Seller, the Servicer or the Administrator, at the following address: 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, Attention: Treasury Department, (iii) in the case of the Trust or the Owner Trustee, at the related Corporate Trust Office, (iv) in the case of the Indenture Trustee, at the related Corporate Trust Office, (v) in the case of Moody’s, at the following address: Moody’s Investors Service, Inc., ABS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007 and (vi) in the case of S&P Global Ratings, at the following address: S&P Global Ratings, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department, and via email to servicer_reports@spglobal.com.

10.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, or of the Notes or the Certificates, or the rights of the Holders thereof.

10.6 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.2 and 8.2 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee and the Holders of Notes evidencing not less than 66 2/3% of the Note Balance of the Controlling Class.

10.7 Further Assurances. The Depositor, the Servicer and the Trust agree to do and perform, from time to time, any and all acts and to authorize and/or execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement, including the authorization of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the Relevant UCC of any applicable jurisdiction.

10.8 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

10.9 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Article X, no other Person shall have any right or obligation hereunder. The parties hereto hereby acknowledge and consent to the pledge of this Agreement by the Trust to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

10.10 Actions by Noteholder or Certificateholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by the Noteholders or the Certificateholders, such action, notice or instruction may be taken or given by any Noteholder or any Certificateholder, as applicable, unless such provision requires a specific percentage of the Noteholders or the Certificateholders.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder or a Certificateholder shall bind such Noteholder or Certificateholder and every subsequent Holder of such Note or Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note or Certificate.

10.11 Counterparts and Electronic Signature. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purposes of validity, enforceability and admissibility.

10.12 No Bankruptcy Petition. The Owner Trustee, the Indenture Trustee, the Trust and the Servicer each covenants and agrees that it will not at any time institute against, or join any other Person in instituting against, the Depositor or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law. This Section 10.12 shall survive the resignation or removal of the Owner Trustee under the Trust Agreement and the Indenture Trustee under the Indenture and shall survive the termination of the Trust Agreement and the Indenture.

10.13 Limitation of Liability of Owner Trustee and Indenture Trustee.

(a) It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein of the Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Wilmington Trust, National Association has not verified and made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust in this Agreement and (e) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

(b) Notwithstanding anything to the contrary contained herein, this Agreement has been accepted by the Indenture Trustee not in its individual capacity but solely as Indenture Trustee, and in no event shall the Indenture Trustee in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust.

10.14 Regulation AB. The Servicer and the Indenture Trustee shall cooperate in good faith with the Depositor to ensure compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Servicer and the Indenture Trustee acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel or otherwise. The Servicer shall deliver to the Depositor (including any of its assignees or designees) upon request any and all reports, statements, certifications, records or other information necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Depositor to be necessary in order to effect such compliance. The Indenture Trustee shall deliver to the Depositor (including any of its assignees or designees) (i) any information required under Items 1109(a), 1117 and 1119 of Regulation AB to enable the Depositor to comply with the provisions of Regulation AB, the Securities Act and the Exchange Act and the rules and regulations thereunder and (ii) within 60 days of the end of each fiscal year of the Depositor, a report regarding the Indenture Trustee’s assessment of compliance with Regulation AB, including disclosure of any material instance of non-compliance identified by the Indenture Trustee (provided, that to the extent the Indenture Trustee identifies any material instance of non-compliance, the Indenture Trustee shall disclose (whether in such report or separately) whether such material instance of non-compliance relates to the Receivables or the Notes and whether and to what extent the Indenture Trustee has instituted steps to remediate such material instance of non-compliance), during the Depositor’s immediately preceding fiscal year, as required under Item 1122 of Regulation AB and Rules 15d-18 and 13a-18 of the Exchange Act, which report shall address each of the specified criteria in Exhibit B or such other criteria as mutually agreed upon by the Depositor and the Indenture Trustee, together with such disclosures relating to the Indenture Trustee and the Receivables, or the servicing of the Receivables, reasonably believed by the Depositor to be necessary in order to effect such compliance. The Depositor shall not request information or disclosures pursuant to this Section 10.14 other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act or the rules and regulations of the Commission under the Securities Act or the Exchange Act.

10.15 Communications Regarding Demands to Repurchase Receivables. The Servicer (if CarMax is no longer the Servicer) agrees to cooperate in good faith with any reasonable request by the Depositor for information regarding the Servicer which is required in order to enable the Depositor to comply with the provisions of Items 1104(e) and 1121(c) of Regulation AB and Rule 15Ga-1 under the Exchange Act as it relates to the Servicer or to the Servicer’s obligations under this Agreement. The Servicer (if CarMax is no longer the Servicer) shall provide the Depositor with notification, as soon as practicable and in any event within five Business Days, of all demands communicated to the Servicer for the repurchase or replacement of any Receivable.

10.16 Legal Fees Associated with Indemnification. With respect to any indemnification provisions in this Agreement providing that a party to this Agreement is required to indemnify another party to this Agreement for attorney’s fees and expenses, such fees and expenses are intended to include attorney’s fees and expenses relating to the enforcement of such indemnity.

10.17 Responsible Officer. The Indenture Trustee shall not be charged with knowledge of a Servicing Termination Event, of any breach of a representation or warranty of any other party to the Transaction Documents or of any other event unless either (i) a Responsible Officer shall have actual knowledge of such breach of a representation or warranty or other event or (ii) written notice of such breach of a representation or warranty or other event shall have been given to a Responsible Officer of the Indenture Trustee in accordance with the provisions of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Trust, the Depositor and the Servicer have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

CARMAX AUTO OWNER TRUST 2022-2

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solelyas Owner Trustee

By:

Name:
Title:

CARMAX AUTO FUNDING LLC, as Depositor

By:

Name:
Title:

CARMAX BUSINESS SERVICES, LLC, as Servicer

By:

Name:
Title:

Sale and Servicing Agreement (CAOT 2022-2)

Accepted and agreed:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Indenture Trustee

By:

Name:
Title:

Sale and Servicing Agreement (CAOT 2022-2)

Schedule 1

Receivable Schedule

On file with the Servicer at:

CarMax Business Services, LLC

12800 Tuckahoe Creek Parkway

Richmond, Virginia 23238

Sch. 1

Schedule 2

Location of Receivable Files

5785A Brook Hollow

Norcross, GA 30071

6751 Discovery Blvd

Mableton, GA 30126

1846 Montreal Road

Tucker, GA 30084

5405 Buford Highway

Norcross, GA 30071

799 Georgia Ave

Gainesville, GA 30501

960 Six Flags Rd

Austell, GA 30168

351 W. Camden Street

Suite 800

Baltimore, MD 21201

Sch. 2

Exhibit A

Form of Servicer’s Certificate

MONTHLY SERVICER’S CERTIFICATE

CARMAX BUSINESS SERVICES, LLC

CARMAX AUTO OWNER TRUST

SERIES 2022-2

Collection Period

Determination Date

Distribution Date

Additional information, including defined terms, can be found in the prospectus on the SEC’s EDGAR system (http://www.sec.gov) under File No. 333-260819-02.

Pool Balance

1 . Pool Balance on the close of the last day of the preceding Collection Period	$
2 . Collections allocable to Principal	$
3 . Purchase Amount allocable to Principal	$
4 . Defaulted Receivables	$
5 . Pool Balance on the close of the last day of the related Collection Period	$

(Ln1 — Ln2 — Ln3 — Ln4)
6 . Total number of Receivables outstanding on the close of the last day of the related Collection Period
7 . Initial Pool Balance	$

	Beginning		End
8 . Note Balances	of Period		of Period
a. Class A-1 Note Balance	$		$
b. Class A-2a Note Balance	$		$
c. Class A-2b Floating Rate Note Balance	$		$
d. Class A-3 Note Balance	$		$
e. Class A-4 Note Balance	$		$
f. Class B Note Balance	$		$
g. Class C Note Balance	$		$
h. Class D Note Balance	$		$

i. Note Balance (sum a – h)	$		$
9 . Pool Factors
a. Class A-1 Note Pool Factor
b. Class A-2a Note Pool Factor
c. Class A-2b Floating Rate Pool Factor
d. Class A-3 Note Pool Factor
e. Class A-4 Note Pool Factor
f. Class B Note Pool Factor
g. Class C Note Pool Factor
h. Class D Note Pool Factor
i. Note Pool Factor

10 . Overcollateralization Target Amount			$
11 . Current overcollateralization amount (Pool Balance—Note Balance)			$
12 . Weighted Average Coupon
13 . Weighted Average Original Term		months
14 . Weighted Average Remaining Term		months
15. SOFR for the accrual period ending
16. Note Rate applicable to the Class A-2b notes for the accrual period ending
Collections
17 . Finance Charges:
a. Collections allocable to Finance Charge			$
b. Liquidation Proceeds allocable to Finance Charge			$
c. Purchase Amount allocable to Finance Charge			$
d. Available Finance Charge Collections (sum a—c)			$

Ex. A-1

18 . Principal:
a. Collections allocable to Principal	$
b. $Liquidation Proceeds allocable to Principal	$
c. Purchase Amount allocable to Principal	$

d. Available Principal Collections (sum a — c)	$
19 . Total Finance Charge and Principal Collections (17d+18d)	$
20 . Interest Income from Collection Account	$

21 . Simple Interest Advances	$
22 . Available Collections (Ln19+20+21)	$
Available Funds
23 . Available Collections	$
24 . Reserve Account Draw Amount	$

25 . Available Funds	$
Application of Available Funds
26 . Servicing Fee
a. Monthly Servicing Fee	$
b. Amount Unpaid from Prior Months	$
c. Amount Paid	$

d. Shortfall Amount (a + b — c)	$
27 . Unreimbursed Servicer Advances	$
28 . Successor Servicer and Asset Representations Reviewer Unpaid Expenses and Indemnity Amounts
a. Successor Servicer Unpaid Transition Expenses and Indemnity Amounts (Capped at $175,000 annually)	$
b. Successor Servicer Amount Paid	$
c. Successor Servicer Shortfall Amount (a — b)	$

d. Asset Representations Reviewer Fees, Expenses and Indemnity Amounts (Capped at $175,000 annually)	$
e. Asset Representations Reviewer Amount Paid	$
f. Asset Representations Reviewer Shortfall Amount (d — e)	$
29 . Class A Noteholder Interest Amounts
a. Class A-1 Monthly Interest	$
b. Additional Note Interest related to Class A-1 Monthly Interest	$
c. Interest Due on Additional Note Interest related to Class A-1 Monthly Interest	$

d. Total Class A-1 Note Interest (sum a — c)	$
e. Class A-2a Monthly Interest	$
f. Additional Note Interest related to Class A-2a Monthly Interest	$
g. Interest Due on Additional Note Interest related to Class A-2a Monthly Interest	$

h. Total Class A-2a Note Interest (sum e — g)	$
i. Class A-2b Monthly Interest	$
j. Additional Note Interest related to Class A-2b Monthly Interest	$
k. Interest Due on Additional Note Interest related to Class A-2b Monthly Interest	$

l. Total Class A-2b Note Interest (sum i — k)
m. Class A-3 Monthly Interest	$
n. Additional Note Interest related to Class A-3 Monthly Interest	$
o. Interest Due on Additional Note Interest related to Class A-3 Monthly Interest	$

p. Total Class A-3 Note Interest (sum m – o)	$
q. Class A-4 Monthly Interest
r. Additional Note Interest related to Class A-4 Monthly Interest	$
s. Interest Due on Additional Note Interest related to Class A-4 Monthly Interest	$

t. Total Class A-4 Note Interest (sum q — s)	$
30 . Priority Principal Distributable Amount	$
31 . Class B Noteholder Interest Amount
a. Class B Monthly Interest	$
b. Additional Note Interest related to Class B Monthly Interest	$
c. Interest Due on Additional Note Interest related to Class B Monthly Interest	$

d. Total Class B Note Interest (sum a - c)	$
32 . Secondary Principal Distributable Amount	$
33 . Class C Noteholder Interest Amount
a. Class C Monthly Interest	$
b. Additional Note Interest related to Class C Monthly Interest	$
c. Interest Due on Additional Note Interest related to Class C Monthly Interest	$

Ex. A-2

d. Total Class C Note Interest (sum a — c)	$
34 . Tertiary Principal Distributable Amount	$
35 . Class D Noteholder Interest Amount
a. Class D Monthly Interest	$
b. Additional Note Interest related to Class D Monthly Interest	$
c. Interest Due on Additional Note Interest related to Class D Monthly Interest	$

d. Total Class D Note Interest (sum a — c)	$
36 . Quaternary Principal Distributable Amount	$
37 . Required Payment Amount (Ln 26 + Ln 28 + (sum of Ln 29 through Ln 36))	$
38 . Reserve Account Deficiency	$
39 . Regular Principal Distributable Amount	$
40 . Remaining Unpaid Servicer Transition Expenses and Additional Servicing Fees, if any	$
41 . Remaining Unpaid Trustee and Asset Representations Reviewer Fees, Expenses and Indemnity Amounts, if any	$
a. Remaining Unpaid Trustee Fees, Expenses and Indemnity Amounts
b. Remaining Unpaid Asset Representations Reviewer Fees, Expenses and Indemnity Amounts	$
42 . Remaining Unpaid Successor Servicer Indemnity Amounts, if any	$
Collection Account Activity
43 . Deposits
a. Total Daily Deposits of Finance Charge Collections	$
b. Total Daily Deposits of Principal Collections	$
c. Withdrawal from Reserve Account	$

d. Interest Income	$
e. Total Deposits to Collection Account (sum a — d)	$
44 . Withdrawals
a. Servicing Fee and Unreimbursed Servicer Advances	$
b. Successor Servicer Transition Expenses and Indemnity Amounts	$
c. Deposit to Note Payment Account for Monthly Note Interest/Principal	$
d. Deposit to Reserve Account	$
e. Excess Collections (Deposit to Certificate Payment Account for payment to Certificateholder)	$

f. Total Withdrawals from Collection Account (sum a — e)	$
Note Payment Account Activity
45 . Deposits
a. Class A-1 Interest Distribution	$
b. Class A-2a Interest Distribution	$
c. Class A-2b Interest Distribution	$
d. Class A-3 Interest Distribution	$
e. Class A-4 Interest Distribution	$
f. Class B Interest Distribution	$
g. Class C Interest Distribution	$
h. Class D Interest Distribution	$
i. Class A-1 Principal Distribution	$
j. Class A-2a Principal Distribution	$
k. Class A-2b Principal Distribution	$
l. Class A-3 Principal Distribution	$
m. Class A-4 Principal Distribution	$
n. Class B Principal Distribution	$
o. Class C Principal Distribution	$
p. Class D Principal Distribution	$

q. Total Deposits to Note Payment Account (sum a — p)	$
46 . Withdrawals
a. Class A-1 Distribution	$
b. Class A-2a Distribution	$
c. Class A-2b Distribution	$
d. Class A-3 Distribution	$
e. Class A-4 Distribution	$
f. Class B Distribution	$
g. Class C Distribution	$
h. Class D Distribution	$

i. Total Withdrawals from Note Payment Account (sum a -h)	$

Ex. A-3

Certificate Payment Account Activity
47 . Deposits to Certificate Payment Account from Excess Collections	$
48 . Withdrawals from Certificate Payment Account for Certificateholder Distribution	$
Required Reserve Account Amount
49 . Required Reserve Account Amount (0.50% of Initial Pool Balance)	$
Reserve Account Reconciliation
50 . Beginning Balance (as of end of preceding Distribution Date)	$
51 . Investment Earnings	$

52 . Reserve Account Draw Amount	$
53 . Reserve Account Amount (Ln 50 + Ln 51 — Ln 52)	$
54 . Deposit from Available Funds (Ln 44d)	$
55 . If Reserve Account Balance exceeds Required Reserve Account Amount, payment to
a. the Note Payment Account for the payment of principal to the extent of any unfunded Regular Principal Distribution Amount; and	$
b. any Successor Servicer for the payment of any unfunded Transition Costs and Additional Servicing Fee	$
56 . Payment to Depositor if Reserve Account Balance exceeds Required Reserve Account Amount and to the extent no unfunded amounts described in Ln 55 exist	$

57 . Ending Balance (Ln53 + Ln54 — Ln55 — Ln56)	$
58 . Reserve Account Deficiency (Ln50 — Ln57)	$
Instructions to the Trustee
59 . Amount to be deposited from the Reserve Account into the Collection Account	$
60 . Amount to be paid to Servicer from the Collection Account	$
61 . Amount to be deposited from the Collection Account into the Note Payment Account	$
62 . Amount to be deposited from the Collection Account into the Certificate Payment Account	$
63 . Amount to be deposited from the Collection Account into the Reserve Account	$
64 . Amount to be deposited from the Reserve Account, if Reserve Account Balance exceeds Required Reserve Account Amount, to
a. the Note Payment Account for any unfunded Regular Principal Distributable Amount	$
b. the Depositor, if no unfunded Regular Principal distributable amount exists	$
65 . Amount to be paid to Class A-1 Noteholders from the Note Payment Account	$
66 . Amount to be paid to Class A-2a Noteholders from the Note Payment Account	$
67. Amount to be paid to Class A-2b Noteholders from the Note Payment Account	$
68 . Amount to be paid to Class A-3 Noteholders from the Note Payment Account	$
69 . Amount to be paid to Class A-4 Noteholders from the Note Payment Account	$
70 . Amount to be paid to Class B Noteholders from the Note Payment Account	$
71 . Amount to be paid to Class C Noteholders from the Note Payment Account	$
72 . Amount to be paid to Class D Noteholders from the Note Payment Account	$
73 . Amount to be paid to Certificateholders from the Certificate Payment Account with respect to Excess Collections	$

Delinquency Activity

	Number of Loans	Principal Balance
74 . Delinquency Analysis
a. 31 to 60 days past due		$
b. 61 to 90 days past due		$
c. 91 to 120 days past due		$
d. 121 or more days past due		$
e. Total Past Due (sum a-d)	$	$
f. Delinquent Loans as a percentage of end of period Pool Balance (Ln 74e / Ln 5)		$

75 . Has a Delinquency Trigger Event occurred?		No
Loss Activity
	Number of Loans	Principal Balance
76 . Defaulted Receivables (charge-offs)		$
77 . Recoveries		$
78 . Net Losses (Ln 76 - Ln 77)		$
79 . Ratio of Net Losses to Beginning of Period Pool Balance (Ln 78 / Ln 1)

Ex. A-4

Cumulative Loss Activity
	Number of Loans	Principal Balance
80 . Defaulted Receivables (charge-offs)		$
81 . Recoveries		$

82 . Cumulative Net Losses (Ln 80 - Ln 81)		$
83 . Ratio of Cumulative Net Losses to Initial Pool Balance (Ln 82 / Ln 7)
84 . Average Net Loss on Defaulted Receivables		$

Ex. A-5

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on                 .

CARMAX BUSINESS SERVICES, LLC

As Servicer

By:

Name:

Title:

Ex. A-6

Exhibit B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the receivables are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.

Cash Collection and Administration

1122(d)(2)(i)	Payments on receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

Ex. B-1

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of receivables serviced by the Servicer.

Ex. B-2

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on receivables is maintained as required by the transaction agreements or related receivable loan documents.

1122(d)(4)(ii)	Receivable loan and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on receivables, including any payoffs, made in accordance with the related receivable loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related receivable loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the receivables agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s receivables (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

Ex. B-3

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a receivable is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent receivables including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for receivable loans with variable rates are computed based on the related receivable loan documents.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s receivable loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable receivable loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related receivable, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Ex. B-4

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Ex. B-5

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

“Accountants” shall have the meaning specified in Section 5.5 of the Trust Agreement.

“Accrual Period” shall mean (i) in the case of the Class A-1 Notes and the Class A-2b Notes, each period from and including a Distribution Date to but excluding the following Distribution Date (or, in the case of the initial Accrual Period, the period from and including the Closing Date to but excluding the initial Distribution Date) and (ii) in the case of the Class A-2a Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes, each period from and including the 15th day of a month (or from and including the Closing Date in the case of the first Distribution Date) to but excluding the 15th day of the following month.

“Act” shall have the meaning specified in Section 11.3(a) of the Indenture.

“Additional Note Interest” shall mean, for any Distribution Date and any Class of Notes, the sum of (i) all accrued but unpaid Monthly Note Interest for previous Distribution Dates for such Class plus (ii) to the extent permitted by law, interest on such accrued but unpaid Monthly Note Interest at the Note Rate applicable to such Class.

“Additional Servicing Fee” shall mean, for any Collection Period, if a successor Servicer has been appointed pursuant to Section 8.2 of the Sale and Servicing Agreement, the amount, if any, by which (i) the compensation payable to such successor Servicer for such Collection Period exceeds (ii) the Monthly Servicing Fee for such Collection Period.

“Administration Agreement” shall mean the Administration Agreement, dated as of April 1, 2022, among the Administrator, the Issuer and the Indenture Trustee.

“Administrator” shall mean CarMax, or any successor Administrator under the Administration Agreement.

“ADR Facilitator” shall mean The American Arbitration Association.

“ADR Proceeding” shall mean either an Arbitration or a Mediation.

“ADR Rules” shall mean the ADR Facilitator’s governing rules and procedures, as applicable, or any successor rules or procedures.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

Appendix A-1

“Amount Financed” shall mean, with respect to any Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the related Financed Vehicle and any related costs, including accessories, extended service plan contracts, insurance premiums and other items customarily financed as part of a motor vehicle retail installment sale contract.

“Applicable Anti-Money Laundering Law” shall mean the Customer Identification Program requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Title III of Pub. L. 107 56 (signed into law October 26, 2001) and its implementing regulations (collectively, USA PATRIOT Act), the Financial Crimes Enforcement Network’s (FinCEN) Customer Due Diligence Requirements and such other laws, rules, regulations and executive orders in effect from time to time applicable to the Owner Trustee.

“Applicable Tax State” shall mean, as of any date, (i) any State in which the Owner Trustee maintains the Corporate Trust Office, (ii) any State in which the Owner Trustee maintains its principal executive offices and (iii) any State in which the Servicer regularly conducts servicing and collection activities (other than purely ministerial activities) with respect to a material portion of the Receivables.

“APR” shall mean, with respect to any Receivable, the annual percentage rate of interest stated in such Receivable.

“Arbitration” shall mean a binding arbitration proceeding with the ADR Facilitator conducted pursuant to the rules set forth in the ADR Rules.

“Asset Representations Review” shall mean a review by the Asset Representations Reviewer as specified in the Asset Representations Review Agreement of all Delinquent Receivables that have been Delinquent Receivables for 60 days or more as of the last day of the preceding Collection Period to determine whether such Delinquent Receivables satisfy the representations and warranties set forth in Section 3.4 of the Receivables Purchase Agreement and Section 2.3(b) of the Sale and Servicing Agreement, each as of the Closing Date or such other date as specified in Section 3.4 of the Receivables Purchase Agreement and Section 2.3(b) of the Sale and Servicing Agreement.

“Asset Representations Review Agreement” shall mean the Asset Representations Review Agreement, dated as of April 1, 2022, among the Issuer, the Servicer and the Asset Representations Reviewer, as amended, supplemented or otherwise modified and in effect from time to time.

“Asset Representations Review Notice” shall have the meaning assigned to such term in Section 7.6(d) of the Indenture.

“Asset Representations Reviewer” shall mean Clayton Fixed Income Services LLC, as Asset Representations Reviewer, and its successors (including any successor Asset Representations Reviewer named under the Asset Representations Review Agreement).

Appendix A-2

“Authenticating Agent” shall have the meaning specified in Section 2.14(a) of the Indenture.

“Authorized Officer” shall mean, as applicable, (i) with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, secretary or assistant secretary, or any financial services officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers with direct responsibility for the administration of the Trust and also, with respect to a particular matter, any other officer of the Indenture Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, (ii) with respect to the Owner Trustee, any officer of the Owner Trustee who is authorized to act for or on behalf of the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers or authorized signatories delivered by the Owner Trustee to the Servicer on the Closing Date (as such list may be modified or supplemented from time to time thereafter) or (iii) with respect to the Issuer, (a) an Authorized Officer of the Owner Trustee as described in this definition or (b) for so long as the Administration Agreement is in full force and effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement.

“Available Collections” shall mean, for any Distribution Date, (i) all Obligor payments received with respect to the Receivables during the preceding Collection Period, (ii) all Liquidation Proceeds received with respect to the Receivables during the preceding Collection Period, (iii) all interest earned on funds on deposit in the Collection Account during the preceding Collection Period, (iv) the aggregate Purchase Amount deposited in the Collection Account on the preceding Distribution Date, (v) all prepayments received with respect to the Receivables during the preceding Collection Period attributable to any refunded item included in the Amount Financed (including amounts received as a result of rebates of extended service plan contract costs and insurance premiums and proceeds received under physical damage, theft, GAP, credit life and credit disability insurance policies), and (vi) all Simple Interest Advances deposited into the Collection Account by the Servicer on the Business Day preceding such Distribution Date; provided, however, that Available Collections for any Distribution Date shall not include any payments or other amounts (including Liquidation Proceeds) received with respect to any Purchased Receivable for the Collection Period during which the related Purchase Amount was deposited by the Seller into the Collection Account; provided further, that Available Collections for any Distribution Date shall not include any payments or other amounts (including Liquidation Proceeds) received with respect to any Receivable to the extent that the Servicer has made an unreimbursed Simple Interest Advance with respect to such Receivable and is entitled to reimbursement from such payments or other amounts pursuant to Section 4.4 of the Sale and Servicing Agreement; and, provided further, that Available Collections for any Distribution Date shall not include any payments or other amounts (including Liquidation Proceeds) received with respect to the Receivables that are retained by the Servicer as reimbursement for Unreimbursed Servicer Advances pursuant to Section 4.4 of the Sale and Servicing Agreement; provided, further, however, that Available Collections for any Distribution Date will exclude any Supplemental Servicing Fees.

Appendix A-3

“Available Funds” shall mean, for any Distribution Date, the sum of (i) the Available Collections for such Distribution Date plus (ii) the Reserve Account Draw Amount, if any, for such Distribution Date (to the extent deposited in the Collection Account); provided, that amounts withdrawn from the Reserve Account may not be used to pay amounts due and payable to the Servicer for as long as CarMax or an Affiliate of CarMax is the Servicer.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended.

“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

Appendix A-4

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Accrual Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the Administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

Appendix A-5

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Benefit Plan Investor” shall mean (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) subject to the fiduciary requirements of ERISA, (ii) a “plan” described in Section 4975(e)(1) of the Code, that is subject to Section 4975 of the Code, or (iii) an entity whose underlying assets include “plan assets” within the meaning of the Plan Asset Regulation by reason of an employee benefit plan’s or plan’s investment in such entity.

“Bill of Sale” shall mean the Bill of Sale and Assignment, substantially in the form attached as Exhibit A to the Receivables Purchase Agreement.

“Book-Entry Notes” shall mean a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Chicago, Illinois, Wilmington, Delaware, St. Paul, Minnesota, Richmond, Virginia or the city in which any Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to remain closed.

“Calculation Agent” shall mean U.S. Bank Trust Company, National Association, a national banking association and its successors in interest and any successor calculation agent.

“CarMax” shall mean CarMax Business Services, LLC, a Delaware limited liability company.

“CarMax Auto” shall mean CarMax Auto Superstores, Inc., a Virginia corporation.

“CarMax, Inc.” shall mean CarMax, Inc., a Virginia corporation.

“CarMax Funding” shall mean CarMax Auto Funding LLC, a Delaware limited liability company.

“CarMax Funding II” shall mean CarMax Funding II, LLC, a Delaware limited liability company, and its successors.

“CarMax Funding III” shall mean CarMax Funding III, LLC, a Delaware limited liability company, and its successors.

“Certificate” shall mean a physical certificate evidencing the beneficial interest of a Certificateholder in the Owner Trust Estate, substantially in the form of Exhibit A to the Trust Agreement. Such certificate shall entitle the Holder thereof to distributions pursuant to the Trust Agreement from collections and other proceeds in respect of the Owner Trust Estate; provided, however, that the Owner Trust Estate has been pledged to the Indenture Trustee to secure payment of the Notes and that the rights of the Certificateholders to receive distributions on the Certificates are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

Appendix A-6

“Certificate of Trust” shall mean the Certificate of Trust substantially in the form of Exhibit B to the Trust Agreement filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

“Certificate Payment Account” shall mean the trust account established and maintained as such pursuant to Section 4.1(c) of the Sale and Servicing Agreement.

“Certificate Percentage Interest” shall mean, with respect to a Certificate, the percentage specified on such Certificate as the Certificate Percentage Interest, which percentage represents the beneficial interest of such Certificate in the Trust. The initial Certificate Percentage Interest held by the Depositor shall be 100%.

“Certificate Register” shall have the meaning specified in Section 3.4 of the Trust Agreement.

“Certificate Registrar” shall have the meaning specified in Section 3.4 of the Trust Agreement.

“Certificateholder” shall mean a Person in whose name a Certificate is registered in the Certificate Register.

“Class” shall mean a class of Notes, which may be the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes or the Class D Notes.

“Class A Noteholders” shall mean, collectively, the Class A-1 Noteholders, the Class A-2a Noteholders, the Class A-2b Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders.

“Class A Notes” shall mean the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Noteholder” shall mean the Person in whose name a Class A-1 Note is registered on the Note Register.

“Class A-1 Final Distribution Date” shall mean the May 2023 Distribution Date.

“Class A-1 Monthly Interest” shall mean, for any Distribution Date, the product of (A) the actual number of days elapsed during the period from and including the Closing Date (in the case of the first Distribution Date) or from and including the preceding Distribution Date to but excluding such Distribution Date divided by 360, (B) the Class A-1 Rate and (C) the outstanding principal balance of the Class A-1 Notes as of the Closing Date (in the case of the first Distribution Date) or as of the preceding Distribution Date (after giving effect to all payments of principal made to the Holders of the Class A-1 Notes on or before such preceding Distribution Date).

Appendix A-7

“Class A-1 Notes” shall mean the 1.304% Class A-1 Asset-backed Notes issued by the Issuer pursuant to the Indenture in the initial aggregate principal amount of $255,700,000.

“Class A-1 Rate” shall mean 1.304% per annum.

“Class A-2a Final Distribution Date” shall mean the May 2025 Distribution Date.

“Class A-2a Monthly Interest” shall mean, for any Distribution Date, one-twelfth (or, in the case of the first Distribution Date, the number of days from and including the Closing Date to but excluding the 15th day of the month in which such Distribution Date occurs, assuming each month has 30 days, divided by 360) of the product of (A) the Class A-2a Rate and (B) the outstanding principal balance of the Class A-2a Notes as of the Closing Date (in the case of the first Distribution Date) or as of the preceding Distribution Date (after giving effect to all payments of principal made to the Holders of the Class A-2a Notes on or before such preceding Distribution Date).

“Class A-2a Noteholder” shall mean the Person in whose name a Class A-2a Note is registered on the Note Register.

“Class A-2a Notes” shall mean the 2.81% Class A-2a Asset-backed Notes issued by the Issuer pursuant to the Indenture in the initial aggregate principal amount of $395,750,000.

“Class A-2a Rate” shall mean 2.81% per annum.

“Class A-2b Final Distribution Date” shall mean the May 2025 Distribution Date.

“Class A-2b Monthly Interest” shall mean, for any Distribution Date, the product of (A) the actual number of days elapsed during the period from and including the Closing Date (in the case of the first Distribution Date) or from and including the preceding Distribution Date to but excluding such Distribution Date divided by 360, (B) the Class A-2b Rate for the Accrual Period related to such Distribution Date and (C) the outstanding principal balance of the Class A-2b Notes as of the Closing Date (in the case of the first Distribution Date) or as of the preceding Distribution Date (after giving effect to all payments of principal made to the Holders of the Class A-2b Notes on or before such preceding Distribution Date).

“Class A-2b Noteholder” shall mean the Person in whose name a Class A-2b Note is registered on the Note Register.

“Class A-2b Notes” shall mean the Floating Rate Class A-2b Asset-backed Notes issued by the Issuer pursuant to the Indenture in the initial aggregate principal amount of $75,000,000.

“Class A-2b Rate” shall mean, for any Distribution Date and the related Accrual Period, the Benchmark for the related Accrual Period plus 0.60% per annum (subject to any related Benchmark Replacement Adjustment); provided, however, that for any Accrual Period for which the sum of the Benchmark for that Accrual Period plus such applicable spread is less than 0.00%, the Class A-2b Rate for that Accrual Period shall be deemed to be 0.00%.

Appendix A-8

“Class A-3 Final Distribution Date” shall mean the February 2027 Distribution Date.

“Class A-3 Monthly Interest” shall mean, for any Distribution Date, one-twelfth (or, in the case of the first Distribution Date, the number of days from and including the Closing Date to but excluding the 15th day of the month in which such Distribution Date occurs, assuming each month has 30 days, divided by 360) of the product of (A) the Class A-3 Rate and (B) the outstanding principal balance of the Class A-3 Notes as of the preceding Distribution Date (after giving effect to all payments of principal made to the Holders of the Class A-3 Notes on or before such preceding Distribution Date).

“Class A-3 Noteholder” shall mean the Person in whose name a Class A-3 Note is registered on the Note Register.

“Class A-3 Notes” shall mean the 3.49% Class A-3 Asset-backed Notes issued by the Issuer pursuant to the Indenture in the initial aggregate principal amount of $470,750,000.

“Class A-3 Rate” shall mean 3.49% per annum.

“Class A-4 Final Distribution Date” shall mean the September 2027 Distribution Date.

“Class A-4 Monthly Interest” shall mean, for any Distribution Date, one-twelfth (or, in the case of the first Distribution Date, the number of days from and including the Closing Date to but excluding the 15th day of the month in which such Distribution Date occurs, assuming each month has 30 days, divided by 360) of the product of (A) the Class A-4 Rate and (B) the outstanding principal balance of the Class A-4 Notes as of the preceding Distribution Date (after giving effect to all payments of principal made to the Holders of the Class A-4 Notes on or before such preceding Distribution Date).

“Class A-4 Noteholder” shall mean the Person in whose name a Class A-4 Note is registered on the Note Register.

“Class A-4 Notes” shall mean the 3.62% Class A-4 Asset-backed Notes issued by the Issuer pursuant to the Indenture in the initial aggregate principal amount of $129,000,000.

“Class A-4 Rate” shall mean 3.62% per annum.

“Class B Final Distribution Date” shall mean the October 2027 Distribution Date.

“Class B Monthly Interest” shall mean, for any Distribution Date, one-twelfth (or, in the case of the first Distribution Date, the number of days from and including the Closing Date to but excluding the 15th day of the month in which such Distribution Date occurs, assuming each month has 30 days, divided by 360) of the product of (A) the Class B Rate and (B) the outstanding principal balance of the Class B Notes as of the preceding Distribution Date (after giving effect to all payments of principal made to the Holders of the Class B Notes on or before such preceding Distribution Date).

Appendix A-9

“Class B Noteholder” shall mean the Person in whose name a Class B Note is registered on the Note Register.

“Class B Notes” shall mean the 3.91% Class B Asset-backed Notes issued by the Issuer pursuant to the Indenture in the initial aggregate principal amount of $22,300,000.

“Class B Rate” shall mean 3.91% per annum.

“Class C Final Distribution Date” shall mean the December 2027 Distribution Date.

“Class C Monthly Interest” shall mean, for any Distribution Date, one-twelfth (or, in the case of the first Distribution Date, the number of days from and including the Closing Date to but excluding the 15th day of the month in which such Distribution Date occurs, assuming each month has 30 days, divided by 360) of the product of (A) the Class C Rate and (B) the outstanding principal balance of the Class C Notes as of the preceding Distribution Date (after giving effect to all payments of principal made to the Holders of the Class C Notes on or before such preceding Distribution Date).

“Class C Noteholder” shall mean the Person in whose name a Class C Note is registered on the Note Register.

“Class C Notes” shall mean the 4.26% Class C Asset-backed Notes issued by the Issuer pursuant to the Indenture in the initial aggregate principal amount of $32,200,000.

“Class C Rate” shall mean 4.26% per annum.

“Class D Final Distribution Date” shall mean the October 2028 Distribution Date.

“Class D Monthly Interest” shall mean, for any Distribution Date, one-twelfth (or, in the case of the first Distribution Date, the number of days from and including the Closing Date to but excluding the 15th day of the month in which such Distribution Date occurs, assuming each month has 30 days, divided by 360) of the product of (A) the Class D Rate and (B) the outstanding principal balance of the Class D Notes as of the preceding Distribution Date (after giving effect to all payments of principal made to the Holders of the Class D Notes on or before such preceding Distribution Date).

“Class D Noteholder” shall mean the Person in whose name a Class D Note is registered on the Note Register.

“Class D Notes” shall mean the 4.75% Class D Asset-backed Notes issued by the Issuer pursuant to the Indenture in the initial aggregate principal amount of $17,900,000.

“Class D Rate” shall mean 4.75% per annum.

Appendix A-10

“Class Final Distribution Date” shall mean, as applicable, the Class A-1 Final Distribution Date, the Class A-2a Final Distribution Date, the Class A-2b Final Distribution Date, the Class A-3 Final Distribution Date, the Class A-4 Final Distribution Date, the Class B Final Distribution Date, the Class C Final Distribution Date or the Class D Final Distribution Date, as the context requires.

“Clearing Agency” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” shall mean April 28, 2022.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.

“Collateral” shall have the meaning specified in the Granting Clause of the Indenture.

“Collection Account” shall mean the trust account established and maintained as such pursuant to Section 4.1(a) of the Sale and Servicing Agreement.

“Collection Period” shall mean each calendar month during the term of the Sale and Servicing Agreement or, in the case of the initial Collection Period, the period from but excluding the Cutoff Date to and including April 30, 2022.

“Commission” shall mean the Securities and Exchange Commission.

“Compounded SOFR” means, with respect to any U.S. Government Securities Business Day:

(1) the applicable compounded average of SOFR for the Corresponding Tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2) if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for the Corresponding Tenor as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

“Continuing Errors” shall have the meaning specified in Section 8.2(c) of the Sale and Servicing Agreement.

“Controlling Class” shall mean (i) the Class A Notes so long as any Class A Notes are Outstanding, (ii) thereafter the Class B Notes so long as any Class B Notes are Outstanding, (iii) thereafter the Class C Notes so long as any Class C Notes are Outstanding and (iv) thereafter the Class D Notes.

Appendix A-11

“Corporate Trust Office” shall mean, as applicable, (i) the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Sale and Servicing Agreement is located at 190 South LaSalle Street, 7th Floor, Mail Code: MK-IL-SL7C Chicago, Illinois 60603, Attention: CAOT 2022-2, and for Note transfer services, at 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services–CAOT 2022-2, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Issuer, the Owner Trustee, the Depositor, the Seller and the Servicer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders, the Issuer, the Owner Trustee, the Depositor, the Seller and the Servicer or (ii) the corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Sale and Servicing Agreement is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders, the Indenture Trustee, the Depositor, the Seller and the Servicer, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Certificateholders, the Indenture Trustee, the Depositor, the Seller and the Servicer.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.

“Cutoff Date” shall mean the close of business on March 31, 2022.

“Default” shall mean any event that, with notice or the lapse of time or both, would become an Event of Default.

“Defaulted Receivable” shall mean a Receivable as to which (i) any payment, or any part of any payment, due under such Receivable is 120 days or more past due as of the last day of any Collection Period in accordance with the Servicer’s customary practices (whether or not the Servicer has repossessed the related Financed Vehicle), (ii) the Servicer has repossessed and sold the related Financed Vehicle or (iii) the Servicer has determined in accordance with its customary practices that such Receivable is uncollectible; provided, however, that a Receivable shall not be classified as a Defaulted Receivable until the last day of the Collection Period during which one of the foregoing events first occurs; and, provided further, that a Purchased Receivable shall not be deemed to be a Defaulted Receivable.

“Definitive Notes” shall have the meaning specified in Section 2.11 of the Indenture.

“Delinquency Trigger Event” means, for any Collection Period, the aggregate Principal Balance of Delinquent Receivables that have been Delinquent Receivables for 61 days or more as a percentage of the Pool Balance as of the last day of the Collection Period exceeding or being equal to 6.62%.

Appendix A-12

“Delinquent Receivable” shall mean, as of any date of determination, a Receivable that is past due as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the Servicer’s customary practices. A Receivable that has been repurchased by the Seller or charged off by the Servicer is not considered a Delinquent Receivable.

“Depositor” shall mean CarMax Funding, in its capacity as Depositor, and its successors in such capacity.

“Determination Date” shall mean the ninth day of each month or, if such ninth day is not a Business Day, the following Business Day, commencing in May 2022.

“Distribution Date” shall mean the 15th day of each month or, if such 15th day is not a Business Day, the following Business Day, commencing on May 16, 2022.

“Domestic Corporation” shall mean an entity that is treated as a corporation for United States federal income tax purposes and is a United States person within the meaning of Section 7701(a)(30) of the Code.

“Electronic Methods” shall have the meaning specified in Section 6.7 of the Trust Agreement.

“Eligible Institution” shall mean (i) the corporate trust department of the Indenture Trustee or (ii) any other depository institution organized under the laws of the United States or any State or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any State qualified to take deposits and subject to supervision and examination by federal or State banking authorities which at all times has either a long term unsecured debt rating of at least “Baa3” from Moody’s or a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating acceptable to Moody’s and whose deposits are insured by the Federal Deposit Insurance Corporation; provided, however, that, in each case, (A) the commercial paper, short-term debt obligations or other short-term deposits of the depository institution described in either case above must be rated at least “ A-1+” by S&P Global Ratings and at least “Prime-1” by Moody’s or (B) the long-term unsecured debt obligations of the depository institution described in either case above must be rated at least “A” by S&P Global Ratings.

“Eligible Servicer” shall mean a Person which, at the time of its appointment as Servicer, (i) has a net worth of not less than $50,000,000, (ii) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans, (iii) is legally qualified, and has the capacity, to service the Receivables, (iv) has demonstrated the ability to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans similar to the Receivables professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards and (v) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under the Sale and Servicing Agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under the Sale and Servicing Agreement.

Appendix A-13

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Errors” shall have the meaning specified in Section 8.2(c) of the Sale and Servicing Agreement.

“Event of Default” shall have the meaning specified in Section 5.1 of the Indenture.

“Event of Servicing Termination” shall mean an event specified in Section 8.1 of the Sale and Servicing Agreement.

“Excess Collections” shall have the meaning specified in Section 2.8(a)(xv) of the Indenture.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive Officer” shall mean, with respect to any corporation or limited liability company, as applicable, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation, depository institution or limited liability company, and, with respect to any partnership, any general partner of such partnership.

“Expenses” shall have the meaning specified in Section 8.2 of the Trust Agreement.

“FATCA” shall mean Sections 1471 through 1474 of the Code (or any amended or successor provisions that are substantially similar), any current or future regulations or official interpretations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Withholding Tax” shall mean any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to FATCA.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Final Scheduled Maturity Date” shall mean the October 2028 Distribution Date.

Appendix A-14

“Financed Vehicle” shall mean a new or used motor vehicle, together with all accessions thereto, securing an Obligor’s indebtedness under a Receivable.

“Fiscal Year” shall mean the 12-month period ending on the last day in February in each year.

“FRBNY’s Website” means the website of the FRBNY, currently at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or at such other page as may replace such page on the FRBNY’s website.

“Grant” shall mean to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and to grant a lien upon and a security interest in and right of set-off against, and to deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” shall mean a Noteholder or a Certificateholder, as the case may be.

“Indemnified Parties” shall have the meaning specified in Section 8.2 of the Trust Agreement.

“Indenture” shall mean the Indenture, dated as of April 1, 2022, between the Trust and the Indenture Trustee, as amended, supplemented or otherwise modified and in effect from time to time.

“Indenture Trustee” shall mean U.S. Bank Trust Company, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor Indenture Trustee under the Indenture.

“Independent” shall mean, when used with respect to any specified Person, that such Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Depositor, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” shall mean a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

Appendix A-15

“Initial Note Balance” shall mean, as the context may require, (i) with respect to all of the Notes, $1,398,600,000, or (ii) with respect to any Note, an amount equal to the initial denomination of such Note.

“Initial Reserve Account Deposit” shall mean an amount equal to at least $7,161,125.36.

“Initial Servicer” shall mean CarMax.

“Insolvency Event” shall mean, with respect to any Person, (i) the making by such Person of a general assignment for the benefit of creditors, (ii) the filing by such Person of a voluntary petition in bankruptcy, (iii) such Person being adjudged bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (vii) below, (vi) seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person of all or any substantial portion of the assets of such Person.

“Investment Letter” shall have the meaning specified in Section 2.15(a) of the Indenture.

“IRS” shall mean the Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” shall mean the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

Appendix A-16

“Issuer” shall mean CarMax Auto Owner Trust 2022-2 or any successor to CarMax Auto Owner Trust 2022-2 and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

“Issuer Order” shall mean a written order signed in the name of the Issuer by an Authorized Officer of the Issuer and delivered to the Indenture Trustee by the Administrator, if signed by an officer of the Administrator, or at the written direction of the Depositor, if signed by an officer of the Owner Trustee.

“Issuer Request” shall mean a written request signed in the name of the Issuer by an Authorized Officer of the Issuer and delivered to the Indenture Trustee by the Administrator, if signed by an officer of the Administrator, or at the written direction of the Depositor, if signed by an officer of the Owner Trustee.

“Issuer’s Certificate” shall mean a certificate signed by an Authorized Officer of the Issuer and delivered to the Indenture Trustee, which certificate shall comply with the applicable requirements of Section 11.1 of the Indenture.

“Lien” shall mean a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ or materialmen’s liens, judicial liens and any liens that may attach to a Financed Vehicle by operation of law.

“Liquidation Proceeds” shall mean all amounts received by the Servicer, from whatever source, with respect to any Defaulted Receivable, net of the sum of (i) any expenses deducted by the Servicer in connection with collection of such Receivable and the repossession and disposition of the related Financed Vehicle (to the extent determinable by the Servicer and not previously reimbursed) and (ii) any amounts required by law to be remitted to the related Obligor.

“Margin Tax” shall mean the Texas Franchise Tax imposed pursuant to Chapter 171, Subtitle F, Title 2 of the Texas Tax Code and the rules and regulations promulgated thereunder.

“Maryland Code” shall mean Maryland Code Annotated, Financial Institutions §11-401 et seq.

“Mediation” shall mean a mediation or non-binding arbitration proceeding with the ADR Facilitator conducted pursuant to the rules set forth in the ADR Rules.

“Monthly Note Interest” shall mean, for any Distribution Date, the sum of the Class A-1 Monthly Interest, the Class A-2a Monthly Interest, the Class A-2b Monthly Interest, the Class A-3 Monthly Interest, the Class A-4 Monthly Interest, the Class B Monthly Interest, the Class C Monthly Interest and the Class D Monthly Interest, in each case for such Distribution Date.

“Monthly P&I” shall mean, with respect to any Receivable, the amount of each monthly installment of principal and interest payable with respect to such Receivable in accordance with the terms thereof, exclusive of any charges allocable to the financing of any insurance premium and charges which represent late payment charges or extension fees.

Appendix A-17

“Monthly Remittance Condition” shall have the meaning specified in Section 4.2 of the Sale and Servicing Agreement.

“Monthly Servicing Fee” shall mean, for any Collection Period, the fee payable to the Servicer on the following Distribution Date for services rendered during such Collection Period as determined pursuant to Section 3.8 of the Sale and Servicing Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Net Losses” shall mean, with respect to any Collection Period, the excess, if any, of (i) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period over (ii) the aggregate Liquidation Proceeds received by the Servicer during such Collection Period.

“Note Balance” shall mean, at any time, as the context may require, (i) with respect to all of the Notes, an amount equal to, initially, the Initial Note Balance and, thereafter, an amount equal to the Initial Note Balance as reduced from time to time by all amounts allocable to principal previously distributed to the Noteholders or (ii) with respect to any Note, an amount equal to, initially, the initial denomination of such Note and, thereafter, an amount equal to such initial denomination as reduced from time to time by all amounts allocable to principal previously distributed in respect of such Note; provided, however, that in determining whether the Holders of Notes evidencing the requisite percentage of the Note Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Transaction Document, Notes owned by the Trust, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Note Balance (unless such Persons own 100% of the Note Balance), except that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee or the Owner Trustee, as applicable, knows to be so owned shall be so disregarded; and, provided further, that Notes that have been pledged in good faith may be regarded as included in the Note Balance if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as applicable, the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

“Note Depository Agreement” shall mean the Letter of Representations, dated as of the Closing Date, by the Issuer and delivered to The Depository Trust Company, as the initial Clearing Agency, relating to the Notes.

“Note Owner” shall mean, with respect to any Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

Appendix A-18

“Note Payment Account” shall mean the trust account established and maintained as such pursuant to Section 4.1(b) of the Sale and Servicing Agreement.

“Note Pool Factor” shall mean, with respect to any Class of Notes as of any Distribution Date, a seven-digit decimal figure equal to the outstanding principal balance of such Class as of such Distribution Date (after giving effect to any reductions of such outstanding principal balance to be made on such Distribution Date) divided by the original outstanding principal balance of such Class.

“Note Rate” shall mean, in the case of the Class A-1 Notes, the Class A-1 Rate; in the case of the Class A-2a Notes, the Class A-2a Rate; in the case of the Class A-2b Notes, the Class A-2b Rate; in the case of the Class A-3 Notes, the Class A-3 Rate; in the case of the Class A-4 Notes, the Class A-4 Rate; in the case of the Class B Notes, the Class B Rate; in the case of the Class C Notes, the Class C Rate; and in the case of the Class D Notes, the Class D Rate.

“Note Register” shall have the meaning specified in Section 2.5 of the Indenture.

“Note Registrar” shall have the meaning specified in Section 2.5 of the Indenture.

“Noteholder FATCA Information” means, with respect to any Noteholder or Note Owner, information sufficient to eliminate the imposition of, or determine the amount of, U.S. withholding tax under FATCA.

“Noteholder Tax Identification Information” means, with respect to any Noteholder or Note Owner, properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code).

“Noteholders” shall mean the Class A-1 Noteholders, the Class A-2a Noteholders, the Class A-2b Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders, the Class B Noteholders, the Class C Noteholders and the Class D Noteholders.

“Notes” shall mean the Class A-1 Notes, the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“Obligor” shall mean the purchaser or co-purchasers of a Financed Vehicle purchased in whole or in part by the execution and delivery of a Receivable or any other Person who owes or may be liable for payments under a Receivable.

“Officer’s Certificate” shall mean a certificate signed by the chairman, the president, any executive vice president, any senior vice president, any vice president or the treasurer of the Depositor or the Servicer, as the case may be, and delivered to the Owner Trustee and the Indenture Trustee.

Appendix A-19

“Opinion of Counsel” shall mean one or more written opinions of counsel who may, except as otherwise expressly provided in the Sale and Servicing Agreement or the Indenture, as applicable, be an employee of, or outside counsel to, the Issuer, the Depositor, the Seller or the Servicer and who shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

“Outstanding” shall mean, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

(i)	Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii)

Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption must have been duly given pursuant to the Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

(iii)

Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a “protected purchaser” (as defined in the Relevant UCC);

provided, however, that in determining whether the Holders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

Appendix A-20

“Overcollateralization Target Amount” shall mean, for any Distribution Date, an amount equal to 2.35% of the Pool Balance as of the Cutoff Date.

“Owner Trust Estate” shall mean all right, title and interest of the Trust in, to and under the property and rights assigned to the Trust pursuant to Section 2.1 of the Sale and Servicing Agreement.

“Owner Trustee” shall mean Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and any successor Owner Trustee under the Trust Agreement.

“Panel” shall have the meaning specified in Section 2.4(d)(iv)(1) of the Sale and Servicing Agreement.

“Paying Agent” shall mean, as applicable, (i) the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Note Payment Account, including payment of principal of and interest on the Notes, on behalf of the Issuer or (ii) the Indenture Trustee or any successor paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement who is authorized by the Owner Trustee to make distributions from the Certificate Payment Account on behalf of the Trust.

“Pennsylvania Motor Vehicle Sales Finance Company Act” shall mean 69 P.S. §601 et seq.

“Permitted Investments” shall mean, on any date of determination, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(i) direct obligations of, and obligations fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States;

(ii) demand deposits, time deposits, bankers’ acceptances or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that such investment shall not have an “r” highlighter affixed to its rating and its terms shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and, provided further, that, at the time of the investment, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have at least the Required Rating;

Appendix A-21

(iii) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(iv) short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State thereof; provided, however, that such investment shall not have an “r” highlighter affixed to its rating and its terms shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and, provided further, that, at the time of the investment, the short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such corporation) of such corporation shall have the highest rating category from each Rating Agency;

(v) commercial paper having, at the time of the investment, at least the Required Rating; provided, however, that such investment shall not have an “r” highlighter affixed to its rating and its terms shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change;

(vi) guaranteed investment contracts issued by an insurance company or other corporation as to which the Rating Agency Condition shall have been satisfied;

(vii) investments in money market mutual funds, including, without limitation, those of the Indenture Trustee, or any other funds which invest only in other Permitted Investments, having a rating, at the time of such investment, of no less than the highest rating category from each Rating Agency, including, any fund for which the Indenture Trustee or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the Indenture Trustee, or an affiliate thereof, charges and collects fees and expenses from such funds for services rendered, (ii) the Indenture Trustee, or an affiliate thereof, charges and collects fees and expenses for services rendered under the Transaction Documents and (iii) services performed for such funds pursuant to the Transaction Documents may converge at any time; and

(viii) any other investment as to which the Rating Agency Condition shall have been satisfied;

provided, that funds on deposit in the Reserve Account shall be invested in Permitted Investments meeting the requirements of 17 CFR Part 246.4(b)(2), as determined by the Servicer.

“Person” shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Plan” shall have the meaning specified in Section 3.4 of the Trust Agreement.

Appendix A-22

“Plan Asset Regulation” shall mean the United States Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Pool Balance” shall mean, as of the last day of any Collection Period, the aggregate Principal Balance of the Receivables as of such last day; provided, however, that if the Receivables are purchased by the Servicer pursuant to Section 9.1(a) of the Sale and Servicing Agreement or are sold or otherwise liquidated by the Indenture Trustee following an Event of Default pursuant to Section 5.4(a) of the Indenture, the Pool Balance shall be deemed to be zero as of the last day of the Collection Period during which such purchase, sale or other liquidation occurs.

“Predecessor Note” shall mean, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note. Any Note authenticated and delivered under Section 2.6 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed, for purposes of this definition, to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Predecessor Servicer Work Product” shall have the meaning specified in Section 8.2(c) of the Sale and Servicing Agreement.

“Principal Balance” shall mean, as of any time, for any Receivable, the outstanding principal balance of such Receivable determined in accordance with the Servicer’s customary practices; provided, however, that (i) the Principal Balance of a Defaulted Receivable shall be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and (ii) the Principal Balance of a Purchased Receivable shall be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

“Priority Principal Distributable Amount” shall mean, with respect to any Distribution Date, the excess, if any, of the Note Balance of the Class A Notes as of the day preceding such Distribution Date over the Pool Balance as of the last day of the preceding Collection Period; provided, however, that the Priority Principal Distributable Amount for each Distribution Date on and after the Class Final Distribution Date for any Class of Class A Notes shall equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal balance of the Class A Notes of such Class as of the day preceding such Distribution Date.

“Proceeding” shall mean any suit in equity, action at law or other judicial or administrative proceeding.

“Prospectus” shall mean the final prospectus, dated April 21, 2022, of the Purchaser relating to the public offering by the Purchaser of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“Public Notes” shall mean the Notes that have been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. As of the Closing Date, the Public Notes include the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, other than any Notes held by the Depositor (or any other entity whose separate existence from the Trust is disregarded for federal income tax purposes).

Appendix A-23

“Purchase Amount” shall mean, with respect to any Distribution Date and any Receivable to be repurchased by the Depositor or purchased by the Servicer on such Distribution Date, an amount equal to the sum of (i) the Principal Balance of such Receivable plus (ii) the amount of accrued but unpaid interest on such Principal Balance at the related APR to but excluding such Distribution Date.

“Purchased Receivable” shall mean a Receivable as to which payment of the Purchase Amount has been made by the Depositor pursuant to Section 2.4 of the Sale and Servicing Agreement or by the Servicer pursuant to Sections 3.7 or 9.1 of the Sale and Servicing Agreement.

“Purchaser” shall mean CarMax Funding, in its capacity as purchaser of the Receivables under the Receivables Purchase Agreement, and its successors in such capacity.

“Quaternary Principal Distributable Amount” shall mean, with respect to any Distribution Date, (i) the excess, if any, of the sum of the Note Balance of the Class A Notes, the Note Balance of the Class B Notes, the Note Balance of the Class C Notes and the Note Balance of the Class D Notes, in each case as of the day preceding such Distribution Date, over the Pool Balance as of the last day of the preceding Collection Period minus (ii) the sum of the Priority Principal Distributable Amount, if any, for such Distribution Date, the Secondary Principal Distributable Amount, if any, for such Distribution Date and the Tertiary Principal Distributable Amount, if any, for such Distribution Date; provided, however, that the Quaternary Principal Distributable Amount for each Distribution Date on and after the Class D Final Distribution Date shall equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal balance of the Class D Notes as of the day preceding such Distribution Date.

“Rating Agencies” shall mean Moody’s and S&P Global Ratings and their respective successors; provided, however, that if no such organization or successor is any longer in existence, Rating Agency shall mean a nationally recognized statistical rating organization or other comparable Person designated by the Trust, notice of which designation shall have been given to the Depositor, the Indenture Trustee, the Owner Trustee, and the Servicer.

“Rating Agency Condition” shall mean, with respect to any action, a condition that is satisfied if the person requesting such action (i) delivers a letter from each Rating Agency to the Depositor, the Seller, the Servicer, the Indenture Trustee and the Owner Trustee to the effect that such action will not result in a reduction or withdrawal of the then-current rating assigned by such Rating Agency to any Class of Notes or (ii) provides ten (10) Business Days’ prior written notice of such action to each Rating Agency (or such shorter period as such Rating Agency may agree) and such Rating Agency has not notified the Depositor, the Seller, the Servicer, the Indenture Trustee and the Owner Trustee in writing that such action will result in a reduction or withdrawal of the then-current rating assigned by such Rating Agency to any Class of Notes.

Appendix A-24

“Receivable” shall mean a motor vehicle retail installment sale contract sold by the Seller to the Purchaser pursuant to the Receivables Purchase Agreement and identified on the Receivable Schedule (as such contract may be amended, supplemented or otherwise modified and in effect from time to time).

“Receivable File” shall mean, with respect to any Receivable, the electronic entries, documents, instruments and writings with respect to such Receivable specified in Section 2.5 of the Sale and Servicing Agreement.

“Receivable Schedule” shall mean the list identifying the Receivables attached as Schedule 1 to the Sale and Servicing Agreement and as Schedule A to the Receivables Purchase Agreement (which list may be in an electronic format).

“Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement, dated as of April 1, 2022, between the Seller and the Depositor, and all amendments thereof and supplements thereto.

“Receivables Purchase Price” shall mean $1,432,225,072.49.

“Record Date” shall mean, with respect to any Distribution Date or Redemption Date, the close of business on the Business Day preceding such Distribution Date or Redemption Date; provided, however, that if Definitive Notes have been issued pursuant to Section 2.13 of the Indenture, Record Date for such Definitive Notes shall be, with respect to any Distribution Date or Redemption Date, the last day of the preceding Collection Period.

“Redemption Date” shall mean the Distribution Date specified by the Servicer pursuant to Section 10.1 of the Indenture on which date the Indenture Trustee shall withdraw any amounts remaining in the Reserve Account and deposit the portion of such amounts payable to the Noteholders in the Note Payment Account.

“Redemption Price” shall mean, in the case of a redemption of Notes pursuant to Section 10.1 of the Indenture, an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon.

“Reference Time” means, if the Benchmark is not SOFR, the time determined by the Administrator after giving effect to the Benchmark Replacement Conforming Changes.

“Regular Principal Distributable Amount” shall mean, with respect to any Distribution Date, the lesser of (i) the Note Balance as of the day preceding such Distribution Date and (ii) (A) the excess, if any, of (x) the sum of the Note Balance as of the day preceding such Distribution Date and the Overcollateralization Target Amount for such Distribution Date over (y) the Pool Balance as of the last day of the preceding Collection Period minus (B) the sum of the Priority Principal Distributable Amount, if any, the Secondary Principal Distributable Amount, if any, the Tertiary Principal Distributable Amount, if any, and the Quaternary Principal Distributable Amount, if any, in each case for such Distribution Date.

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such regulation may be amended, clarified or interpreted from time to time by the Commission or its staff.

Appendix A-25

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Relevant UCC” shall mean the Uniform Commercial Code as in effect from time to time in any relevant jurisdiction.

“Representative” shall mean BofA Securities, Inc., as representative of the Underwriters.

“Repurchase Request” shall have the meaning assigned to such term in Section 2.4(a) of the Sale and Servicing Agreement.

“Repurchase Response Notice” shall mean a notice delivered by the Indenture Trustee at the direction of the Administrator to a Noteholder or Note Owner indicating that a Repurchase Request is unresolved.

“Repurchase Rules and Regulations” shall have the meaning specified in Section 6.8 of the Trust Agreement.

“Requesting Party” shall have the meaning assigned to such term in Section 2.4(c) of the Sale and Servicing Agreement.

“Required Payment Amount” shall have, for any Distribution Date, the meaning specified for such Distribution Date in Section 4.6(a) of the Sale and Servicing Agreement.

“Required Rating” shall mean a short-term unsecured debt rating of “A-1+” by S&P Global Ratings and “Prime-1” by Moody’s.

“Required Reserve Account Amount” shall mean, for any Distribution Date, an amount equal to at least $7,161,125.36; provided, however, that the Required Reserve Account Amount for any Distribution Date after the final distribution to the Certificateholders has been made shall not exceed the Note Balance as of such Distribution Date (after giving effect to all payments of principal made to the Noteholders on such Distribution Date); and, provided further, that, if the Pool Balance as of the last day of the preceding Collection Period is zero and the final distribution to the Certificateholders has been made, the Required Reserve Account Amount for the related Distribution Date shall be $0; and, provided further, that, if, pursuant to Section 4.1(d) of the Sale and Servicing Agreement, all amounts on deposit in the Reserve Account on such Distribution Date are transferred from the Reserve Account to the Collection Account and included in Available Funds for purposes of application pursuant to Section 2.8(a) of the Indenture on such Distribution Date and the final distribution to the Certificateholders is also made on such Distribution Date, the Required Reserve Account Amount for such Distribution Date shall be $0.

“Reserve Account” shall mean the trust account established and maintained as such pursuant to Section 4.7(a) of the Sale and Servicing Agreement.

Appendix A-26

“Reserve Account Amount” shall mean, for any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Account on such Distribution Date (after giving effect to all deposits to and withdrawals from the Reserve Account on the preceding Distribution Date, or, in the case of the initial Distribution Date, the Closing Date), including all interest and other income (net of losses and investment expenses) earned on such amount during the preceding Collection Period.

“Reserve Account Deficiency” shall have, for any Distribution Date, the meaning specified for such Distribution Date in Section 4.6(b) of the Sale and Servicing Agreement.

“Reserve Account Draw Amount” shall have the meaning specified in Section 4.6(b) of the Sale and Servicing Agreement.

“Reserve Account Property” shall have the meaning specified in Section 4.7(a) of the Sale and Servicing Agreement.

“Responsible Officer” shall mean (i) in the case of the Indenture Trustee, any managing director, principal, vice president, assistant vice president, assistant secretary, assistant treasurer or trust officer of the Indenture Trustee or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and with direct responsibility for the administration of the Trust and, with respect to a particular corporate trust matter, any other officer of the Indenture Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) in the case of the Owner Trustee, any vice president, assistant vice president, assistant secretary, assistant treasurer, senior associate, trust officer or financial services officer of the Owner Trustee or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and with direct responsibility for the administration of the Trust and, with respect to a particular corporate trust matter, any other officer of the Owner Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retained Note” shall mean any Notes held by the Depositor (or any other entity whose separate existence from the Trust is disregarded for federal income tax purposes) until such time as such Notes are the subject of an opinion specified in Section 2.15 of the Indenture regarding treatment of such Notes as indebtedness for federal income tax purposes, which opinion shall have been received by the Depositor and the Indenture Trustee. For the avoidance of doubt, the Depositor holds the following Retained Notes, in the form of Definitive Notes, as of the Closing Date: $0 initial principal amount of the Class A-1 Notes, $0 initial principal amount of the Class A-2a Notes, $0 initial principal amount of the Class A-2b Notes, $0 initial principal amount of the Class A-3 Notes, $0 initial principal amount of the Class A-4 Notes, $0 initial principal amount of the Class B Notes, $0 initial principal amount of the Class C Notes and $0 initial principal amount of the Class D Notes.

“Sale and Servicing Agreement” shall mean the Sale and Servicing Agreement, dated as of April 1, 2022, among the Issuer, the Depositor and the Servicer.

Appendix A-27

“Scheduled Payment” shall mean, for any Receivable, each payment required to be made by the related Obligor in accordance with the terms of such Receivable (after giving effect to any deferral of payments pursuant to Section 3.2 of the Sale and Servicing Agreement or any rescheduling of payments as a result of any Insolvency Event with respect to such Obligor).

“Secondary Principal Distributable Amount” shall mean, with respect to any Distribution Date, (i) the excess, if any, of the sum of the Note Balance of the Class A Notes and the Note Balance of the Class B Notes, in each case as of the day preceding such Distribution Date, over the Pool Balance as of the last day of the preceding Collection Period minus (ii) the Priority Principal Distributable Amount, if any, for such Distribution Date; provided, however, that the Secondary Principal Distributable Amount for each Distribution Date on and after the Class B Final Distribution Date shall equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal balance of the Class B Notes as of the day preceding such Distribution Date.

“Section 385 Controlled Partnership” shall have the meaning set forth in Treasury Regulation Section 1.385-1(c)(1) for a “controlled partnership”.

“Section 385 Expanded Group” shall have the meaning set forth in Treasury Regulation Section 1.385-1(c)(4) for an “expanded group”.

“Secretary of State” shall mean the Secretary of State of the State of Delaware.

“Securities” shall have the meaning specified in Section 6.7(a) of the Sale and Servicing Agreement.

“Securities Account Control Agreement” means the Securities Account Control Agreement, dated as of the Closing Date, among the Issuer, the Servicer, the Indenture Trustee, as the Secured Party, and the Securities Intermediary.

“Securities Act” shall mean the Securities Act of 1933.

“Securities Intermediary” means U.S. Bank National Association, in its capacity as the securities intermediary in the Securities Account Control Agreement.

“Securitization Trust” shall have the meaning specified in Section 6.7(a) of the Sale and Servicing Agreement.

“Seller” shall mean CarMax, in its capacity as seller of the Receivables under the Receivables Purchase Agreement, and its successors in such capacity.

“Servicer” shall mean CarMax, in its capacity as servicer of the Receivables under the Sale and Servicing Agreement, and its successors in such capacity (including the Indenture Trustee if the Indenture Trustee is appointed successor Servicer pursuant to Section 8.2(a) of the Sale and Servicing Agreement).

Appendix A-28

“Servicer’s Certificate” shall have the meaning specified in Section 3.9 of the Sale and Servicing Agreement.

“Servicing Officer” shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers attached to an Officer’s Certificate furnished on the Closing Date to the Owner Trustee and the Indenture Trustee by the Servicer, as such list may be amended from time to time by the Servicer in writing.

“Servicing Rate” shall mean 1.00% per annum.

“Similar Law” shall mean any federal, state, local or other law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Simple Interest Advance” shall mean, with respect to a Simple Interest Receivable, the amount, as of the last day of a Collection Period, which is advanced with respect to such Simple Interest Receivable by the Servicer pursuant to Section 4.4(a) of the Sale and Servicing Agreement.

“Simple Interest Method” shall mean the method of allocating a fixed level payment between principal and interest, pursuant to which such payment is allocated, first, to interest in an amount equal to the product of the APR of the related Receivable multiplied by the unpaid Principal Balance of such Receivable multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the applicable calendar month and a 365-day year) elapsed since the preceding payment was made, then to any applicable late charges, then to principal due on the date of payment, then to any other fees due under the related Receivable that are not included in the related Amount Financed and then to reduce further the principal balance of such Receivable.

“Simple Interest Receivable” shall mean any Receivable under which each payment is allocated in accordance with the Simple Interest Method.

“S&P Global Ratings” shall mean S&P Global Ratings, a division of S&P Global.

“SOFR” means, with respect to any day, the secured overnight financing rate published for such day by the FRBNY, as the administrator of the benchmark, (or a successor administrator) on the FRBNY’s Website.

“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the Accrual Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice exists, in such other manner as the Administrator determines is reasonably necessary).

Appendix A-29

“SOFR Adjustment Date” means the second U.S. Government Securities Business Day before the first day of such Accrual Period.

“SOFR Determination Time” means 3:00 p.m. (New York time) on the U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website.

“SOFR Rate” means the rate that will be calculated by the Calculation Agent for each Accrual Period on the SOFR Adjustment Date as of the SOFR Determination Time (or, if the Benchmark is not SOFR, the Reference Time) and, except as provided below following a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2b Notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR; provided, that, the Administrator will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes.

“State” shall mean any of the 50 states of the United States or the District of Columbia.

“Statutory Trust Statute” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq.

“Successor Servicer” shall have the meaning specified in Section 3.7(e) of the Indenture.

“Supplemental Servicing Fees” shall mean any late, prepayment and other administrative fees and expenses collected during a Collection Period.

“Tertiary Principal Distributable Amount” shall mean, with respect to any Distribution Date, (i) the excess, if any, of the sum of the Note Balance of the Class A Notes, the Note Balance of the Class B Notes and the Note Balance of the Class C Notes, in each case as of the day preceding such Distribution Date, over the Pool Balance as of the last day of the preceding Collection Period minus (ii) the sum of the Priority Principal Distributable Amount, if any, for such Distribution Date and the Secondary Principal Distributable Amount, if any, for such Distribution Date; provided, however, that the Tertiary Principal Distributable Amount for each Distribution Date on and after the Class C Final Distribution Date shall equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal balance of the Class C Notes as of the day preceding such Distribution Date.

“Third Party Due Diligence Provider” shall mean any Person hired by an underwriter party to the Underwriting Agreement or CarMax to perform due diligence on the Receivables prior to the Closing Date.

“Total Note Interest” shall mean, for any Distribution Date and any Class of Notes, the sum of (i) the Monthly Note Interest for such Distribution Date for such Class plus (ii) the Additional Note Interest for such Distribution Date for such Class.

Appendix A-30

“Total Servicing Fee” shall mean, for any Collection Period, the sum of (i) the Monthly Servicing Fee for such Collection Period plus (ii) all accrued but unpaid Monthly Servicing Fees for previous Collection Periods.

“Transaction Documents” shall mean the Receivables Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Certificate of Trust, the Indenture, the Administration Agreement, the Asset Representations Review Agreement, the Note Depository Agreement, the Securities Account Control Agreement and the other documents and certificates delivered in connection therewith, in each case as amended, supplemented or otherwise modified and in effect from time to time.

“Transfer” shall mean a sale, transfer, assignment, participation, pledge or other disposition of a Certificate.

“Transferor Certificate” shall have the meaning specified in Section 2.15(a) of the Indenture.

“Transition Costs” shall have the meaning specified in Section 8.2(b) of the Sale and Servicing Agreement.

“Treasury Regulations” shall mean regulations, including proposed or temporary regulations, promulgated under the Code. All references herein to specific provisions of proposed or temporary Treasury Regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” shall mean the CarMax Auto Owner Trust 2022-2 created as a Delaware statutory trust pursuant to the Trust Agreement and the filing of the Certificate of Trust.

“Trust Accounts” shall mean the Collection Account, the Note Payment Account, the Certificate Payment Account and the Reserve Account.

“Trust Agreement” shall mean the Trust Agreement, dated as of April 1, 2022 between CarMax Funding and the Owner Trustee, as amended and restated by the Amended and Restated Trust Agreement, dated as of April 1, 2022, between CarMax Funding and the Owner Trustee as amended, supplemented or otherwise modified and in effect from time to time.

“Trust Estate” shall mean all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

“Trust Fiscal Year” shall mean the period commencing on March 1 of any year and ending on February 28 (or February 29, if applicable) of the following year.

“Trust Indenture Act” or “TIA” shall mean the Trust Indenture Act of 1939, as amended.

Appendix A-31

“Trust Property” shall mean the Receivables and the other related property sold, transferred, assigned and otherwise conveyed by the Depositor to the Trust pursuant to Section 2.1(a) of the Sale and Servicing Agreement.

“Trustee” shall mean either the Owner Trustee or the Indenture Trustee, as the context requires.

“UCC” shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Underwriters” shall mean the underwriters named in Schedule A to the Underwriting Agreement.

“Underwriting Agreement” shall mean the Underwriting Agreement, dated April 21, 2022, among CarMax Funding, CarMax and the Representative, relating to the purchase of the Notes by the Underwriters from CarMax Funding.

“United States” shall mean the United States of America.

“Unreimbursed Servicer Advance” shall mean a Simple Interest Advance which the Servicer determines in its sole discretion is unrecoverable.

“Unrelated Amounts” means (a) amounts deposited by the Servicer into the Collection Account but later determined by the Servicer to be mistaken or returned deposits or postings, (b) amounts deposited by the Servicer into the Collection Account as Available Collections but which were later determined by the Servicer to not constitute Available Collections with respect to the Receivables and (c) amounts received by the Servicer with respect to a Receivable that the Servicer is prohibited from depositing into the Collection Account or otherwise remitting to the Issuer by law or court order, the direction of a regulatory authority or regulatory guidance.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Verified Note Owner” shall mean a Note Owner that has provided the Indenture Trustee or the Servicer, as applicable, with each of (i) a written certification that it is a beneficial owner of a specified principal amount of Outstanding Notes and (ii) a trade confirmation, an account statement, a letter from a broker or dealer or other similar document showing that such Note Owner is a beneficial owner of such principal amount of Outstanding Notes.

Appendix A-32